Exhibit 6.4

TERMS AND CONDITIONS

This Merchant Processing Agreement (“Agreement”) is entered into as of the date the Agreement is executed (“Effective Date”) by and among 2nd Amendment Processing, an ISO, a Michigan limited liability company (“2AP”), A national financial institution in good standings with the card brand associations national banking association (“Bank”), and the business or person that executed the Agreement and is to receive card processing services pursuant to this Agreement (“Merchant” or “you”). The Bank is a principal member of Mastercard International Inc. (“MC” or “Mastercard”) and Visa USA, Inc. (“Visa”). 2AP participates in programs affiliated with (a) Mastercard, Visa, DFS Services, LLC d/b/a Discover Network (“Discover Network”)(including any card issuer whose Cards are processed and settled through the Discover Network) and American Express Travel Related Services Company Inc. (“Amex”) and (b) certain similar entities, including without limitation those appearing in the application or pricing section of this Agreement, and any other network supported by 2AP, including without limitation debit networks (“Other Networks” and collectively with the entities listed in subparagraph (a) the “Card Networks”). Your desire to participate in the Card Networks in connection with the provision of goods and services to any person authorized to use the Cards or accounts established in connection with the Cards (the “Cardholder” or “Cardholders”, as applicable). The term “Card” or “Cards” shall mean a card or cards that (a) enable Cardholders to purchase goods and services and that access a Cardholder’s account within fourteen (14) days of purchase (“Debit Cards”) and (b) any other card that enables holders of a Card Network card to purchase goods and services (“Other Cards”). Debit Cards include, without limitation, cards issued by debit networks listed in the application, stored value cards, prepaid cards, payroll cards, electronic benefit transfer cards, gift cards and check cards.

1.	Rules, Regulations and Laws.

A.        Regulations. You hereby agree to comply with all the certificates of incorporation, by- laws, operating regulations and any other rules, policies or procedures of the Card Networks, including without limitation manuals, guides and bulletins, as amended from time to time (collectively the “Operating Regulations”). Without in any way limiting the foregoing, you hereby agree to comply with the Payment Card Industry Data Security Standard (“PCI- DSS”), the Visa Cardholder Information Security Program (“CISP”), the Mastercard Site Data Protection Program (“SDP”), the Discover Network’s Discover Information Security and Compliance (“DISC”) and any other similar program mandated by a Card Network (collectively the “Data Security Regulations”). You may review copies of the Operating Regulations for Visa and Mastercard at respectively, http://usa.visa.com/merchants/operations/opregula tions.html, http://www.Mastercard.com/us/merchant/pdf/BM- Entire_Manual_public.pdf and/or through each entity’s website. You agree that you will take all steps necessary to review the Operating Regulations and to ensure that you and your employees are familiar with and up to date on the applicable Operating Regulations, including without limitation reviewing all information available on the Card Network websites. You agree that you assume the risk of complying with all of the Operating Regulations, regardless of whether you have possession of or have reviewed the Operating Regulations. You agree that you are responsible for demonstrating compliance by your agents with all Data Security Regulations and you agree to fully cooperate with any forensic investigation that is ongoing at the time this Agreement is executed. You are responsible for all of your employees’ actions, including without limitation your employees’ compliance with this Agreement.

B.        Laws. You hereby agree to comply with all applicable federal, state and local laws, statutes and ordinances (“Laws”) including without limitation all requirements of the US Patriot Act and all other similar laws.

C.        Rules. You hereby agree to comply with any rules promulgated by 2AP or Bank regarding the processing of Card transactions (the “Rules”), including without limitation those rules set forth in the welcome letter. If the Rules change, this Agreement will automatically be amended to conform to the revised Rules.

D.        Incorporation of Operating Regulations, Rules and Laws. The Operating Regulations, Rules and Laws are incorporated in this Agreement as if fully set forth herein.

2.	Cardholder Data and PCI Compliance

A.        Cardholder Data. You shall not sell, purchase, provide or exchange Cardholder names, addresses, account numbers, track-2 data, security verification codes, expiration dates or any other Cardholder information (“Cardholder Data”) with any third party, other than the Card Networks for the purpose of completing a sales transaction. You agree that under no circumstances will you or your agents store Cardholder Data in violation of the Operating Regulations, Rules or Laws, including without limitation track-2 data. You agree that you and your agents will not retain magnetic-stripe data after completion of the authorization process.

B.        Use of Cardholder Data. You agree that Cardholder Data may only be used for assisting in completing a Card transaction, for fraud control services, for loyalty programs, or as specifically agreed to by Card Networks or as required by applicable law.

C.        Reporting Cardholder Data Compromises. In the event of a breach or intrusion of or otherwise unauthorized access to Cardholder Data stored at your location or for you, you shall immediately notify 2AP, in the manner required in Data Security Regulations, and provide the Card Networks, the Bank, 2AP and their respective designees access to your premises, facilities and all pertinent records to conduct a review of your compliance with the Data Security Regulations. You shall fully cooperate with any reviews or investigations of their facilities and records provided for in this paragraph.

D.        Backup Systems. You shall maintain appropriate business continuity procedures and systems to ensure security of Cardholder Data in the event of a disruption, disaster or failure of 2AP’s or merchant’s primary data systems.

E.        Compliance with Data Security Regulations Post- Termination. You and your successors and assigns shall continue to comply with the PCI requirements after termination of this agreement.

F.        Compliance with Data Security Regulations does not Prevent Liability. You agree that compliance with the Data Security Regulations does not relieve you of financial responsibility for any loss or damage that may result in the event of a breach or intrusion regarding Cardholder Data held by you or on your behalf by a third party.

G.        PCI Compliance. You agree to take all steps and perform all acts required by the data security vendor (“DSV”) retained by 2AP or Bank necessary to validate your compliance with the Data Security Regulations. Compliance with the requirements of the the program established by the DSV (which program may be identified as “365 PCI & Compliance Regulatory”, “Easy Breach PCI Protection” or such other branding designation identified by 2AP, DSV or otherwise in this Agreement) will require at least the completion of a self- assessment questionnaire and may require a vulnerability scan and/or the satisfaction of other requirements imposed by the Operating Regulations or the Data Security Regulations. Under certain circumstances as set forth in the Data Security Regulations, you may be required to re-validate your compliance. If re-validation becomes necessary; you agree that you will take all steps deemed necessary by the DSV to re- validate your compliance with the Data Security Regulations. In return for the services performed by the DSV, you agree to pay to 2AP the PCI Compliance Fee contained in the fee schedule that is part of this agreement. To the extent that Integrity Payment System’s losses are covered by insurance obtained by DSV, 2AP will waive up to $100,000 in damages related to mandatory forensic audits, card replacement costs and fines levied by Card Networks. For more information regarding terms, exclusions and limits of insurance program obtained by DSV for the benefit of Integrity Payment Systems, please refer to www.royalgroupservices.com/trustwave. This waiver only applies while you are (i) compliant with PCI DSS, (ii) compliant with the requirements of DSV program, and (iii) you are a merchant of Integrity Payment Systems.

I.         PCI Non-Compliance Fee. In the event that you do not comply with the PCI DSS requirements, 2AP shall be entitled to impose and collect from you a PCI non-compliance fee in the amount $19.95 per month until such time as you are in compliance with the PCI requirements.

3.	Honoring Cards.

A.        Card Acceptance. (i) You will honor, without discrimination and in accordance with the Rules and Operating Regulations any Card, as indicated on the Application, properly tendered by a Cardholder, without imposing any conditions that are prohibited by the Rules or the Operating Regulations. You acknowledge that if you accept Cards bearing the Visa or Mastercard logo, the Visa and Mastercard Operating Regulations require you to accept any Cards issued by non-U.S. members. You may not do any of the following: (a) add any tax to a transaction, unless applicable law expressly requires Merchant to impose a tax, and in such event the tax amount must be included in the transaction amount and not collected separately; (b) request or use an account number for any purpose other than as payment for goods or services, except as permitted by the Operating Regulations or Laws; (c) disburse funds in the form of travelers checks, if the sole purpose is to allow Cardholder to make a cash purchase of goods or services from you; (d) permit a Cardholder to purchase travelers checks, or other similar item, if the sole purpose is to allow the Cardholder to make a cash purchase of goods or services from you; (e) accept a Card to collect or refinance an existing debt that had been deemed uncollectible; (f) enter into interchange a transaction that represents collection of a dishonored check; (g) require a Cardholder to waive his/her rights to dispute a transaction as a condition of sale; (h) accept Cardholder payments for previous Card charges incurred at the Merchant location; (i) submit for payment into interchange any transaction that may in the sole discretion of a Card Network damage the goodwill of such Card Network or reflect negatively on a Card Network’s brands; (j) enter into interchange any transaction receipt for a transaction that was previously charged back to Bank and subsequently returned to Merchant, irrespective of Cardholder approval; (k) accept a Card for the purchase of Scrip; or (l) accept a Visa Electron Card or a Visa Travel Money Card for manual cash disbursement. Merchant may establish a minimum sale amount as a condition for honoring Cards, provided that the minimum transaction amount does not differentiate between Card networks and/or issuers and the minimum transaction amount does not exceed $10.00 (or any higher amount established by the Operating Regulations or applicable Laws). Unless otherwise set forth below or otherwise allowed by applicable Laws or the Operating Regulations, Merchant may not establish a maximum sale amount as a condition for honoring Cards.

(ii)       Limited Acceptance. You have the option to elect to be a Limited Acceptance Provider and only accept only certain Visa, Mastercard or other Card Network Card types (“Limited Acceptance”). 2AP, Bank and their designated vendors have no obligations with regard to Limited Acceptance except those expressly stated in the Operating Regulations or the Laws. 2AP, Bank and their designated vendors have no obligation to police card types accepted by you at the point of sale. If you elect to be a Limited Acceptance Provider, you are solely responsible for implementing your Limited Acceptance and for paying all costs related thereto. Should you submit a transaction involving a Card type you have indicated you do not wish to accept, 2AP, Bank and/or their designated vendors may process that transaction and you will be responsible for all fees, charges and assessments related to that transaction. A general description of Visa/Mastercard card types are: (a) Consumer Credit: a consumer credit card issued by a U.S. Issuer or a commercial credit card issued by a non-U.S. Issuer, this category does not include Visa or Mastercard branded signature-based debit cards; (b) Consumer Debit: a Visa or Mastercard branded signature-based debit card (including certain stored-value and prepaid cards); and (c) Business Credit: a Visa or Mastercard branded credit card issued by a U.S. Issuer that bears the descriptive term “Business Card,” “Corporate Card,” “Purchasing Card,” “Fleet Card,” or similar descriptive term indicated pursuant to the Rules. If indicated on the Merchant Application, Provider agrees to elect to be a Limited Acceptance Provider and will accept only the Visa and/or Mastercard types indicated on the Merchant Application.

B.        Cardholder Identification. You will identify the Cardholder and check the expiration date and signature on each Card. You will not honor any Card if:

(i)        the Card has expired; (ii) the signature on the Sales Draft (as defined in Section 6) does not correspond with the signature on the Card; (iii) the account number embossed on the Card does not match the account number on the Card’s magnetic stripe (as printed on electronic form); (iv) the account number embossed on the Card is listed on a current Electronic Warning Bulletin file; or (v) the security features on the Card for the applicable Card Network are either not present or incorrect. Unless permitted under the Operating Regulations, Laws and Rules (defined below), you will not require a Cardholder to provide personal information, such as a home or business telephone number, a home or business address, or a driver’s license number, as a condition for honoring a Card. You may not require a Cardholder to complete a postcard or similar device that includes the Cardholder’s account number, Card expiration date, signature, or any other Card account data in plain view when mailed. You may not request the Card Verification Value 2 (CVV2) data on any paper order form.

C.        Card Recovery. You will use your reasonable, best efforts to recover any Card: (i) if the printed four digits above the embossed account number, on Visa Cards only, do not match the first four digits of the embossed account number; (ii) if you are advised by Bank (or its designee), the issuer of the Card, or the designated voice authorization center to retain it; (iii) if you have reasonable grounds to believe the Card is counterfeit, fraudulent, or stolen, or use of the Card has not been authorized by the Cardholder; (iv) the embossed account number, indented printed account number, and/or encoded account number, on Mastercard Cards only, do not agree; or (v) the Card does not have a Visa or Mastercard hologram on the lower right corner of the Card face. All Card recovery, including Discover Network Card recovery, must occur reasonably, lawfully and in accordance with the Operating Regulations, Laws and Rules, including without limitation section 14.2.3 of the Discover Network operating regulations.

D.       Surcharges. You will not add any amount to the posted price of goods or services you offer as a condition of paying with a Card, unless permitted by the Operating Regulations or Laws. This paragraph does not prohibit you from offering a discount to induce a person to pay by cash, check, or similar means rather than by using a Card.

E.        Return Policy. You will properly disclose to the Cardholder in writing, at the time of the Card transaction and in accordance with the Operating Regulations, Laws and Rules, your return policy and any limitation you have on accepting returned merchandise.

F.        No Claim Against Cardholder. You will not have any claim against, or right to receive payment from, a Cardholder unless Bank or 2AP refuses to accept the Sales Draft or revokes its prior acceptance of the Sales Draft (after receipt of a chargeback or otherwise). You will not accept any payments from a Cardholder relating to previous charges for merchandise or services included in a Sales Draft, and if you receive such payments, you promptly will remit them to 2AP. You may not reimburse a Cardholder in cash or check for any Card transaction.

G.       Disputes with Cardholders. All disputes between you and any Cardholder, relating to any Card transaction, will be settled between you and the Cardholder. Neither Bank nor 2AP bears any responsibility for such transactions.

H.       Employee Actions. You are responsible for your employees’ actions while in your employ.

I.         Responsibility for Transactions. You will ensure that the Cardholder is easily able to understand that you are responsible for the transaction, including delivery of the goods or provision of the services that are the subject of the transaction, and for customer service and dispute resolution, all in accordance with the terms applicable to the transaction. You will not deposit a transaction until the transaction is completed or the merchandise or services are shipped or provided, unless the Cardholder has paid a partial or full prepayment. You will only operate and accept transactions in the United States.

J.        Cash Advances. Merchant shall not make cash advances on credit cards to Cardholders without the prior written consent of 2AP and Bank.

4.	Authorization.

A.        Required on All Transactions. You will obtain a prior authorization via electronic terminal or similar device before completing any transaction. You will follow any instructions received during the authorization process. Upon receipt of authorization, you may consummate only the transaction authorized and must note on the Sales Draft the authorization number. Where authorization is obtained, you will be deemed to warrant the true identity of the customer as the Cardholder. If you receive a negative response to your request for authorization, you may not complete the sale and you may be requested to recover the Card. Transactions will be deemed invalid on Cards that are expired, whether or not an Authorization has been obtained. For electronic commerce transactions, you must attempt to obtain the Card expiration date and forward it as part of the authorization request.

B.        Effect. Authorizations are not a guarantee of acceptance or payment of the Card transaction and will not waive any provision of this Agreement or validate a fraudulent transaction or a transaction involving the use of an expired Card. Notwithstanding any authorization you may receive, you remain fully liable for all chargebacks.

C.        Unreadable Magnetic Stripes and/or Manually Keyed Transactions. If you authorize and present Card transactions electronically and your terminal is unable to read the magnetic stripe on the Card, you will obtain an imprint of the Card and the Cardholder’s signature on the imprinted draft before presenting the Sales Draft to Bank and

D.

E.         for processing.

5.	Presentment of Sales Drafts.

A.        Forms. You will use a sales draft or other form approved by the Bank and 2AP (“Sales Draft”) to document each Card transaction. Each Sales Draft will be legibly imprinted with the: (i) Merchant’s name and account number; (ii) no more than the last four digits of the Card number and shall not include the expiration date; (iii) date of the transaction, (iv) brief description of the goods or services involved; (v) transaction authorization number; (vi) total amount of the sale (including applicable taxes) or credit transaction; and (vii) if applicable, adjacent to the signature line, a credit policy notation that all sales are final and that special orders will take a period of time, if applicable. You agree to comply with all Fair and Accurate Credit Transactions Act (“FACTA”) requirements.

B.        Signatures. If required by the Rules or Operating Regulations, Sales Drafts must be signed by the Cardholder.

C.        Delivery and Retention of Sales Drafts. You will deliver a complete and legible copy of the Sales Draft or credit voucher to the Cardholder at the time of the transaction. You will retain the “merchant copy” of the Sales Draft or credit memorandum in a secure and limited access area for the periods set forth in the Operating Regulations for the applicable Card Network.

D.        Electronic Transmission. If you utilize electronic authorization and/or data capture services, you will enter the data related to a sales or credit transaction into a computer, electronic point of sale terminal or magnetic stripe reading terminal no later than the close of business on the date the transaction is completed and you will Batch Out your system or terminal every day. “Batch Out” is the process in which all transactions are totaled and settled on each system or terminal and transmitted to 2AP or its designated agent. In all cases you must present the record within 3 business days of the transaction (2 business days for Electron Cards). You will be charged a batch fee for Batch Outs and for batch inquiries. If you provide your own electronic terminal or similar device, or you lease a terminal from a third party, such terminals must meet 2AP’s requirements for processing transactions. Information regarding a sales or credit transaction transmitted with a computer or magnetic stripe-reading terminal will be transmitted by you to 2AP, Bank or its agent in the form 2AP specifies or as required under the Laws or Operating Regulations. If Bank or 2AP requests a copy of a Sales Draft, credit voucher, or other transaction evidence, you will provide it within 24 hours following the request.

6.	Merchant Responsibilities.

A.        Deposit of Sales Drafts. You agree that this Agreement is a contract of financial accommodation within the meaning of the Bankruptcy Code, 11 U.S.C. §365, as amended from time to time. Subject to this Section, Bank will deposit to the Merchant Account (defined in Section 8A below) all sales drafts (whether evidenced in writing or by electronic means, hereinafter “Sales Drafts”) that comply with the terms of this Agreement and the Operating Regulations and will provide you with provisional credit for such Sales Drafts (less any credits, adjustments and chargebacks). You acknowledge that your obligation to 2AP and Bank for all amounts owed under this Agreement arise out of the same transaction as Bank’s obligation to deposit funds to the Merchant Account. Notwithstanding the previous sentence, under no circumstances will Bank or 2AP be responsible for processing credits or adjustments related to original sales transactions not processed by Bank or 2AP. All Sales Drafts and deposits are subject to audit and final checking by Bank and 2AP, and may be adjusted for inaccuracies. You acknowledge that all credits provided to you are provisional and subject to chargebacks and adjustments in accordance with the Operating Regulations. Bank and 2AP may elect to grant conditional credit for individual or groups of any Sales Drafts. Final credit for those conditional Sales Drafts will be granted within Bank or 2AP’s sole discretion.

B.        Chargebacks. You are fully liable to 2AP and Bank for all transactions returned to 2AP and Bank for whatever reason, otherwise known as chargebacks, or for PIN Debit Cards known as reversals (“chargebacks” and “reversals” shall be collectively referred to herein as “chargebacks”). You will pay 2AP and Bank on demand, the value of all chargebacks. You agree to accept for chargeback, and will be liable to 2AP and Bank in the amount of, any sale for which the Cardholder disputes the validity of the sale. You authorize 2AP and Bank to offset from incoming transactions and to debit the Merchant Account, the Reserve Account (as defined in Section 9B below), or any other account held at Bank or at another financial institution the amount of all chargebacks. You will fully cooperate with 2AP and Bank in complying with the Operating Regulations regarding chargebacks. Guarantors are personally liable for all chargebacks. You are obligated to monitor any and all chargeback related notices and reports provided by 2AP. Your failure to respond to a chargeback within the applicable deadline may result in a forfeiture of any right you may have had to contest the chargeback. You are subject to chargebacks on sales for at least 180 days following the sale transaction.

C.        Excessive Activity. Your presentation to 2AP of Excessive Activity will be a breach of this Agreement and cause for immediate termination of this Agreement. “Excessive Activity” means, during any monthly period and for any one of your terminal identification numbers or merchant identification numbers or all of your merchant identification numbers in the aggregate, chargebacks and/or retrieval requests in excess of 1% of your average monthly Card transactions or returns in excess of 3% of the average monthly dollar amount of Sales Drafts. You authorize, upon the occurrence of Excessive Activity, 2AP and Bank to take additional actions as either of them may deem necessary including, but not limited to, suspension of processing privileges or creation or maintenance of a Reserve Account in accordance with this Agreement.

D.        Credits. i. Credit Memoranda. You will issue a credit memorandum, instead of making a cash advance, a disbursement or a refund on any Card transaction. 2AP and/or Bank will debit the Merchant Account for the total face amount of each credit memorandum submitted to 2AP. You will not submit a credit relating to any Sales Draft not originally submitted to 2AP and Bank, nor will you submit a credit that exceeds the amount of the original Sales Draft. You will, within the time period specified by applicable law, provide 2AP with a credit memorandum or credit statement for every return of goods or forgiveness of debt for services that was the subject of a Card transaction. ii. Revocation of Credit. 2AP or Bank may refuse to accept any Sales Draft or revoke the prior acceptance of a Sales Draft in the following circumstances: (a) the transaction giving rise to the Sales Draft was not made in compliance with all terms and conditions of this Agreement, the Laws, and the Operating Regulations; (b) the Bank or 2AP receives notification that the Cardholder disputes his or her liability to Merchant for any reason including, but not limited to, those chargeback rights enumerated in the Operating Regulations; or (c) the transaction giving rise to the Sales Draft was not directly between you and the Cardholder. You will pay Bank and 2AP, as appropriate, any amount previously credited to you for a Sales Draft not accepted by 2AP or, where accepted, that is subsequently revoked.

E.        Reprocessing. Notwithstanding any authorization or request from the Cardholder or customer, you will not Re-enter or reprocess any Card transaction that has been charged back.

F.        Fraud and Factoring. You will not present for processing or credit, directly or indirectly, any transaction not originated as a result of a Card transaction directly between you and a Cardholder or any transaction you know or should know to be fraudulent or not authorized by the Cardholder. You will not deposit Sales Drafts evidencing sales that were solicited by telemarketers. Perpetrators of fraudulent transactions will be referred to law enforcement officials. You will not sell or disclose to third parties Card account information other than in the course of performing your obligations under this Agreement. You will not deposit any Sales Draft representing the refinancing of an existing obligation of a Cardholder. You agree that 2AP may, within its sole discretion, suspend the disbursement of Sales Draft funds for any reasonable period of time required to investigate suspicious or unusual deposit activity. 2AP and Bank will have no liability for any losses you may attribute to any suspension of funds disbursement.

G.        Agreement Information and Tax ID Numbers. You agree, represent and warrant that all information regarding you and your business provided in the Agreement, including without limitation your tax identification number (“TIN”), is true and correct. Furthermore, you represent that the TIN provided in the Agreement is the same TIN you use to file your tax returns. In the event that you change your TIN, you agree to immediately update 2AP and Bank regarding any new TIN you use to file your tax returns. You acknowledge that 2AP and/or Bank may be obligated to provide certain information about you to government entities, including without limitation your entity name, DBAs, TIN, processing volume and principals’ social security number. You agree to release and indemnify 2AP and/or Bank from any claims, liability, damages and losses, including penalties and fines and attorneys’ fees, that result from the information you provided in the Agreement (including without limitation your TIN) being incorrect or not complying with your representations in this Section. Furthermore, in addition to your indemnification obligation set forth in this Section, 2AP shall be entitled to collect a fee from you in the amount of $29.95 each time 2AP determines that the current TIN you have provided 2AP is not valid. In addition, Merchant agrees and understands it may be subject to back-up withholding requirements as provided in the Internal Revenue Code of the United States and related regulations.

H.        Merchant Financials. Upon receipt of a request from 2AP or Bank, you will provide quarterly and/or annual audited financial statements prepared in accordance with generally accepted accounting principles and such other financial information as 2AP or Bank may reasonably request. Such information shall be provided as soon as possible following the request, but in no event less than thirty (30) days following such request.

I.        Review of Statements. You agree to promptly review all statements, receipts and invoices prepared by 2AP and/or Bank and made available to you, including such information provided pursuant to 2AP’s on-line reporting tools, for any mistakes or errors. You will notify 2AP in writing of any errors contained in such statements, receipts or invoices within thirty (30) days of such document being made available to you. In the event such notification is not provided within the thirty (30) day period, then you will be deemed to have accepted such statements, receipts and invoices and waived any claims arising from any inaccuracies in those statements, receipts and invoices.

J.        Optional Services.  In many instances 2AP may offer and you may elect to use services from third parties that are related to the services provided by 2AP or Bank to you pursuant to this Agreement (“Optional Services”). Even though 2AP may collect the fees related to the Optional Services, you agree that you will use these Optional Services at your own risk and 2AP shall have no liability for the failure of the third parties who provide the Optional Services to provide those services. 2AP and/or Bank shall have no obligation to provide the Optional Services and that the provision of any Optional Services is subject to the availability of the Optional Services from the third party actually providing such Optional Services. The Optional Services may require that you agree to additional terms and conditions or that you enter into an agreement directly with the vendor providing such services. Optional Services shall include, without limitation, check services (including guaranty, conversion and other services) (“Check Services”), Wireless Processing, Mobile Processing, Gateway, and Accounting Integration. If you elect to use any Optional Services, the terms and conditions related to each applicable Optional Service that you have selected will be attached as exhibits to this Agreement and incorporated herein as part of the Agreement. Without limiting any of the foregoing provisions, if you elect to use any form of wireless service in connection with Card Transactions then you agree that 2AP and/or Bank are not responsible, and will not be liable, for (a) verifying wireless service coverage for you, (b) any loss of coverage in any particular area, (c) for termination of your wireless coverage, or (d) the continued use of your equipment as a wireless terminal if your wireless coverage is terminated or suffers a loss of coverage.

K.       Your Agents. In the event that you use a third party to perform any of your obligations under this Agreement or you use a third party to perform services that are related to or interact with the services performed by 2AP, Bank or their agents under this Agreement, then you agree that you will be responsible for the actions of such third party as though you had performed those acts yourself. Furthermore, you agree to cause each such third party to comply with all requirements of the Operation Regulations and Laws, including without limitation all requirements related to due diligence, registration and/or certification and to be responsible for all costs and expenses related thereto. You agree to be responsible for all losses or damages suffered by 2AP or Bank as a result of the actions of any such third party and agree to indemnify 2AP and Bank, pursuant to Section 11B, for the acts of such third party.

L.        Disclosure of Merchant Location. You shall prominently and clearly disclose to the Cardholder that you are the merchant, at all points of the interaction, and provide the Cardholder your location (physical address) so that the Cardholder can easily distinguish the you from any other party, such as a supplier of products or services. The Merchant name and location, as disclosed to the Cardholder, must be the same as provided in authorization and clearing Transaction messages.

7.	Other Types of Transactions.

A.        Mail Order. You may not solicit or accept mail or telephone orders or any transaction in which the Cardholder and Card are not present (“mail/telephone orders”) without prior consent from 2AP. Mail/telephone orders completed without prior consent of 2AP will be a breach of this Agreement and cause for immediate termination, in addition to any other remedies available under the Operating Regulations, Laws and Rules. You may be required to use an address verification service (“AVS”) on mail/telephone transactions. AVS is not a guarantee of payment and the use of AVS will not waive any provision of this Agreement or validate a fraudulent transaction. You will obtain the expiration date of the Card for a mail/telephone order and submit the expiration date when obtaining authorization of the Card transaction. For mail/telephone order transactions, you will type or legibly print on the signature line of the Sales Draft the following applicable words or letters: “telephone order” or “TO” or “mail order” or “MO.” No Sales Draft shall be submitted for processing prior to the shipping of the product or the provision of the services purchased by the Cardholder

B.        Recurring Transactions. For recurring transactions, you must obtain a written request from the Cardholder for such goods and services to be charged to the Cardholder’s account, the frequency of the recurring charge and the duration of time during which such charges may be made. You will not complete any recurring transaction after receiving: (i) a cancellation notice from the Cardholder; (ii) notice from 2AP that authority to accept recurring transactions has been revoked; or (iii) a response that the Card is not to be honored. You must print legibly on the Sales Draft the words “Recurring Transaction.”

C.        Multiple Sales Drafts. You will include a description and total amount of goods and services purchased in a single sales transaction on a single Sales Draft or transaction record unless: (i) partial payment is entered on the Sales Draft or transaction record and the balance of the transaction amount is paid in cash or by check at the time of transaction; or (ii) a Sales Draft represents an advance deposit in a Card transaction completed in accordance with this Agreement and the Operating Regulations.

D.        Partial Completion. i. Prior Consent. You will not accept for payment by Card any amount representing a deposit or partial payment for goods or services to be delivered in the future without the prior written consent of 2AP. The acceptance of a Card for payment or partial payment of goods or services to be delivered in the future without prior consent will be deemed to be a breach of this Agreement and cause for immediate termination, in addition to any other remedies available under the Laws or Operating Regulations. ii. Acceptance. If you have obtained prior written consent from 2AP, then you will complete such Card transactions in accordance with the terms set forth in this Agreement, the Operating Regulations, and the Laws. Cardholders must execute one Sales Draft upon making a deposit with a Card and a second Sales Draft upon paying the balance. You will note upon the Sales Draft the words “deposit” or “balance” as appropriate. You will not deposit the Sales Draft labeled “balance” until the goods have been delivered to Cardholder or you have fully performed the services.

E.        Future Delivery. You will not present any Sales Draft or other memorandum to 2AP for processing (whether by electronic means or otherwise) that relates to the sale of goods or services for future delivery (including without limitation deposits) without prior written authorization from 2AP. If 2AP has given such consent, you represent and warrant to 2AP that you will not rely on any proceeds or credit resulting from such transactions to purchase or furnish goods or services. You will maintain sufficient working capital to provide for the delivery of goods or services at the agreed upon future date, independent of any credit or proceeds resulting from Sales Drafts or other memoranda taken in connection with future delivery transactions.

F.        Internet and ACH Transactions. i. Internet. You must receive consent to process transactions using the internet (“Internet Transactions”) from 2AP, and you may process such transactions only if the transactions have been encrypted by a third party vendor acceptable to 2AP. If you submit Internet Transactions without the consent from 2AP, 2AP may immediately terminate this Agreement. If you have indicated on the Application that you will be submitting Internet Transactions, you acknowledge that you have received a copy of the CISP, PCI-DSS, SDP, DISC and other manuals related to the Data Security Regulations. You agree that you are, and will remain, fully compliant with the Data Security Regulations, including but not limited to undertaking the required annual or quarterly self-assessments and Web infrastructure scans, as appropriate. All Internet transactions must comply with the CISP requirements. You agree that transactions processed via Internet are high risk and subject to a higher incidence of chargebacks. You are liable for all chargebacks and losses related to Internet transactions, whether or not: (i) Internet transactions have been encrypted; or (ii) you have obtained consent from 2AP to engage in such transactions. Encryption is not a guarantee of payment and will not waive any provision of this Agreement or otherwise validate a fraudulent transaction. You must offer Cardholders a secure transaction method, such as Secure Sockets Layer (SSL) or 3-D Secure or any other PCI compliant encryption standard. All communication costs related to Internet transactions will be your responsibility. You agree that 2AP will not manage the Internet telecommunications link, and that it is your responsibility to manage that link. Other than a terminal help desk, you also agree that 2AP does not have a seven day per week, 24-hour operation. All Internet transactions will be settled by Bank into a depository institution of the United States in U.S. currency. Use of software or hardware that has connectivity to the Internet or any external network that interacts in any way with the services provided by 2AP or Bank under this Agreement poses an increased risk and Merchant assumes all liability and shall be solely liable for all such losses resulting from the use of such software or hardware. ii. Requirements. For goods to be shipped on Electronic Commerce (“EC”) transactions, you may obtain authorization up to seven (7) calendar days prior to the shipment date. You need not obtain a second authorization if the Sales Draft amount is within 15% of the authorized amount, provided that the additional amount represents shipping costs. Further, your Web site must contain all of the following information: (a) complete description of the goods or services offered; (b) returned merchandise and refund policy; (c) customer service contact, including electronic mail address and/or telephone number; (d) transaction currency (e.g., U.S. or Canadian dollars); (e) if known, export or legal restrictions; (f) consumer data privacy policy; (g) your security method for transmission of payment data; (h) all accepted card brand logos in full color (i) the address of your permanent establishment and your country of domicile on the same screen view as the checkout screen used to present the total purchase amount, or within the sequence of Web pages the Cardholder accesses during the checkout process; and (j) your delivery policy. If you store cardholder account numbers, expiration dates, and other personal cardholder data in a database, you must follow the Operating Regulations, Laws and Rules, including without limitation PCI-DSS requirements, on securing such data. You agree to indemnify and reimburse 2AP and Bank immediately for any loss, liability, assessment or fine incurred due to your breach of this Section. iii. ACH Transactions. You may request 2AP to convert your Internet transactions into a format that can be processed by an automated clearing house (“ACH Transactions”). If 2AP agrees to provide that service, 2AP and Bank will forward such transactions to the relevant automated clearing house (“ACH”) for processing. You will follow the procedures established by 2AP and the ACH for ACH Transactions, which procedures are incorporated into this Agreement. You authorize 2AP or Bank to initiate ACH debits, credits, and adjustments to the Merchant Account. Confirmation from 2AP of a credit or debit ACH Transaction does not constitute a warranty that you will be paid for the transaction. All relevant terms of this Agreement apply to ACH Transactions.

G.        Amex. Unless you have selected the 2AP Amex Optblue Program in the Application, upon your request, 2AP will provide access to authorization and/or data capture services for Amex directly from Amex (“Amex Direct Program”). If you request the Amex Direct Program you must enter into a separate merchant agreement with Amex. Neither 2AP nor Bank is responsible for funding transactions under the Amex Direct Program. Further, 2AP or Bank may notify you that Amex, or other cards (“Additional Cards”) may be accepted by you. If you do not decline this offer in writing, 2AP or Bank will forward certain information, including, but not limited to, your Merchant Account number, to the Additional Card issuer. The terms of this Agreement will apply to Additional Card transactions. 2AP or Bank will notify you in writing of the fees applicable to Additional Card transactions. Your acceptance of Additional Cards and transmission of Additional Card transactions to 2AP or Bank will constitute your agreement to the terms of this Agreement with regard to Additional Cards.

H.        Nonbankcard Services. From time to time, 2AP may offer you certain additional products and services which may or may not be related to the processing of Card transactions. You will indicate your desire to 2AP to decline such offers or be deemed to have accepted the offers and be liable to pay 2AP for the services provided.

8.	Merchant Account.

A.        Establishment and Authority. You will establish and maintain with Bank and 2AP (or with an ACH-receiving depository institution acceptable to Bank) one or more commercial checking account(s) to facilitate payment for Card transactions (collectively, the “Merchant Account”). You will maintain sufficient funds in the Merchant Account to accommodate all transactions contemplated by this Agreement, including, but not limited to, fees, fines, and chargebacks. You irrevocably authorize 2AP to debit the Merchant Account for chargebacks in accordance with the Operating Regulations and for fees and any other penalties or payments under this Agreement. You also authorize vendors or agents of 2AP or Bank to debit the Merchant Account as appropriate. This authority will remain in effect for two years after termination of this Agreement, whether or not you have notified 2AP of a change to the Merchant Account. You must obtain prior written consent from 2AP to change a Merchant Account. If you change the Merchant Account without 2AP’s prior written consent, 2AP may immediately terminate the Agreement and may take any other action it deems necessary to protect 2AP and Bank.

B.        Deposits. 2AP or Bank has the right to delay, within their discretion, crediting the Merchant Account with funds evidenced by submitted Sales Drafts. You authorize 2AP to initiate reversal or adjustment entries and initiate or suspend such entries as may be necessary to grant you conditional credit for any entry. 2AP or Bank will make deposits to the Merchant Account pursuant to this Agreement and the ACH Authorization (defined below). You authorize and appoint 2AP and Bank to act as your agent to collect Card transaction amounts from the Card issuing bank. As the collecting agent, 2AP or Bank, in its sole discretion, may grant you provisional credit for transaction amounts, in the process of collection, subject to receipt of final payment by 2AP or Bank, and subject to all chargebacks, returns, fees, and fines.

C.        Asserted Errors. You must promptly examine all statements relating to the Merchant Account and immediately notify 2AP, in writing, of any errors. Your written notice must include: (i) Merchant name and account number; (ii) the dollar amount of the asserted error; (iii) a description of the asserted error; and (iv) an explanation of why you believe an error exists and, if known, the cause of it. That written notice must be received by 2AP or Bank within 30 days after you received the periodic statement containing the asserted error or any claims related to such error will be barred. You may not make any claim against 2AP or Bank for any loss or expense relating to any asserted error for 60 days immediately following 2AP or Bank receipt of your written notice. During that 60-day period, 2AP or Bank will be entitled to investigate the asserted error.

D.        Indemnity. You will indemnify and hold 2AP and/or Bank harmless for any action they take against the Merchant Account or Reserve Account pursuant to this Section. You will also indemnify and hold harmless the institution at which you maintain your Merchant Account for acting in accordance with any instruction from 2AP and Bank regarding the Merchant Account. This Section will survive termination of this Agreement.

E.        ACH Authorization. You authorize 2AP or Bank to initiate debit/credit entries to the Merchant Account, the Reserve Account, or any other account maintained by you at any institution that is a receiving member of ACH, all in accordance with this Agreement. This authorization will remain in effect after termination of this Agreement and until all of your obligations to 2AP or Bank has been paid in full. In the event you change the Merchant Account, you will notify 2AP, and this authorization will apply to the new account.

9.	Security Interests, Reserve Account, Recoupment, and Set-Off.

A.        Security Interests. i. Security Agreement. This Agreement will constitute a security agreement under the Uniform Commercial Code. You grant to Bank and 2AP a security interest in and lien upon: (i) all funds at any time in the Merchant Account, regardless of the source of such funds; (ii) all funds at any time in the Reserve Account (as defined below), regardless of the source of such funds; (iii) present and future Sales Drafts; and (iv) any amount which may be due to you under this Agreement, including, without limitation, all rights to receive any payments or credits under this Agreement (collectively, the “Secured Assets”). You agree to provide other security to 2AP and Bank upon request. Upon request of 2AP or Bank, you will execute one or more financing statements or other documents to evidence this security interest. You represent and warrant that no other person or entity has a security interest in the Secured Assets. These security interests and liens will secure all of your obligations under this Agreement and any other agreements now existing or later entered into between Merchant, 2AP, and Bank including, but not limited to, your obligation to pay any amount due to 2AP or Bank. This security interest may be exercised by 2AP or Bank without notice or demand of any kind by making an immediate withdrawal or freezing the secured assets. Further, with respect to such security interest and liens, 2AP and Bank will have all rights afforded under the Uniform Commercial Code, any other applicable law and equity. You will obtain from 2AP or Bank written consent prior to granting a security interest of any kind in the Secured Assets to a third party. You agree that this is a contract of recoupment, and 2AP or Bank are not required to file a motion for relief from a bankruptcy action automatic stay to realize on any of the Secured Assets. Nevertheless, you agree not to contest or object to any motion for relief from the automatic stay filed by 2AP or Bank.

B.        Reserve Account. i. Establishment. If requested by 2AP or Bank you will deposit into a non-interest bearing deposit account designated by 2AP or Bank (“Reserve Account”) sums sufficient to satisfy your current and future obligations to 2AP or Bank. 2AP or Bank may establish a Reserve Account by depositing incoming items into a Reserve Account if it determines in good faith that a reserve is necessary to protect the interests of 2AP or Bank, including but not limited to a determination that transactions are outside the risk parameters indicated by you in this Agreement. You also authorize 2AP or Bank to debit the Merchant Account to establish or maintain funds in the Reserve Account and to deposit into the Reserve Account funds, for the purpose of establishing or maintaining the Reserve Account, that 2AP or Bank would otherwise be obligated to pay you if 2AP or Bank determines such action is reasonably necessary to protect one or both of their interests. ii. Authorizations. 2AP or Bank may in its sole discretion, without notice to you, apply any amounts in the Reserve Account to satisfy any amounts you owe under this Agreement or under any other agreement between you and 2AP or Bank. iii. Funds. Funds in the Reserve Account will remain in the Reserve Account, and any other funds being held by 2AP pursuant to this Agreement will be held, until at least 270 days following termination of this Agreement, provided, however, that you will remain liable to 2AP or Bank for all liabilities occurring beyond such 270-day period. 2AP or Bank will have sole control of the Reserve Account. 2AP may be entitled to collect from Merchant, as either a debit to your Merchant Account or charge against funds held in your Reserve Account, a fee necessary to cover the cost related to administration of your Reserve Account.

C.        Recoupment and Set-Off. 2AP or Bank has the right of recoupment and set-off. This means that 2AP or Bank may set off against: (i) any amounts 2AP or Bank would otherwise be obligated to deposit into the Merchant Account, and (ii) any other amounts 2AP or Bank may owe you under this Agreement or any other agreement, any amounts that are due and owing from you to 2AP or Bank. You acknowledge that in the event of a bankruptcy proceeding, in order for you to provide adequate protection under Bankruptcy Code §362 to 2AP, you must create or maintain the Reserve Account as required by 2AP, and 2AP will have the right to offset against the Reserve Account for any and all obligations which you may owe to 2AP and Bank, without regard to whether the obligations relate to Sales Drafts initiated or created before or after the filing of the bankruptcy petition.

D.        Remedies Cumulative. The rights and remedies conferred upon 2AP or Bank in this Agreement are not intended to be exclusive of each other. Rather, each and every right of 2AP or Bank under this Agreement, at law or equity, will be cumulative and concurrent and in addition to every other right.

10.	Rates & Fees and Other Services.

A.        Rates & Fees. You will pay 2AP fees for services, products, equipment or forms in accordance with the rates & fees as set forth and populated in this Agreement, including all schedules and exhibits thereto (“Rates & Fees”). Such Rates & Fees will be calculated and debited from the Merchant Account once each business day or each month, as determined by 2AP, for the previous business days’ or monthly activity, or will be netted out from the funds due you under this Agreement. 2AP may adjust the Rates & Fees as set forth in the Agreement. You agree that all Rates & Fees are considered accurate and final unless you dispute them in accordance with the provisions of Section 8.C. Furthermore, Merchant agrees that every credit voucher issued will be subject to a Transaction fee and Processor Assessment fee, as part of Rates & Fees, and there will be no refund of any Rate & Fees or fees or charges associated with the original transaction. In the event that you select InterChange Plus Pricing, you agree to pay to 2AP, in return for the services provided hereunder, (a) the Processor Assessment, plus (b) the Transaction Fee, plus (c) InterChange, plus (d) the Card Networks fees or charges (“Card Network Fees”) plus (e) all other Rates & Fees, other than those set forth in subparagraphs (a) – (d) above. The Card Network Fees shall be summarized or listed on your monthly statement and shall include, without limitation (i) assessments, rates, fees, expenses and other charges from the Card Networks, (ii) front-end authorization/network vendor expenses for Amex OptBlue charged to 2AP, (iii) Visa FANF monthly fee equal to the greater of $4.90 per month or the actual fee calculated in accordance with the Visa guidelines. In certain instances 2AP may bundle or combine some or all of the Card Network Fees as a single line item on the statement, which may be designated on your monthly statement, for example, as “Card Access Fees.” For purposes of InterChange Plus Pricing, the term “InterChange” shall mean, with regard to each transaction, shall mean the interchange rates, fees, charges or other amounts charged by the applicable Card Networks itself or on behalf of a Card issuer, on Transaction volume, on a per-item basis or other Card Networks or Card issuer charge methodology. In the event that you select tiered pricing (“Tiered Pricing”) you agree to pay to 2AP, in return for the services provided hereunder, (w) the Processor Assessment, plus (x) the per Transaction Fee, plus (y) Card Networks Fees, plus (z) all other Rates & Fees, other than those set forth in subparagraphs (w) – (y) above. The Processor Assessment together with the Transaction Fee shall be referred to as the “Processor Fees.” In the event that the Processor Fees due from you to 2AP for any given month are less than the monthly minimum set forth in the Rates & Fees, then you will pay to 2AP, in addition to the other amounts due from you under this Agreement for that month, the positive difference between the monthly minimum and the Processor Fees actually due for that month.

B.        Other Amounts Owed. You will immediately pay 2AP or Bank any losses incurred by 2AP or Bank attributable to this Agreement, including, but not limited to chargebacks, fines imposed by any Card Network and all non-sufficient fund fees, and ACH debits that overdraw the Merchant Account, the Reserve Account, or any other account you have at Bank or at any other financial institution for any amount you owe 2AP or Bank under this Agreement or under any other contract, note, guaranty, instrument or dealing of any kind now existing or later entered into between you and 2AP or Bank, whether your obligation is direct, indirect, primary, secondary, fixed, contingent, joint, or several. In the event such ACH does not fully reimburse 2AP or Bank for the amount owed, you will immediately pay 2AP or Bank such amount.

C.        Rate or Fee Amendments. 2AP or Bank, at its discretion, may amend, add to or modify, the Rates & Fees from time to time and upon 30 days’ notice, which notice shall be delivered via mail to the billing address on file for you with 2AP or via email transmission. Such notice may be sent separately or may be included as part of your monthly statement. Your continued submission of transactions after the effective date of the amendment of the Rates & Fees will be deemed your consent to the amended Rates & Fees.

D.        Taxes. You are also obligated to pay all taxes and other charges imposed by any governmental authority on the services provided under this Agreement.

E.        Other Services. 2AP, other service providers as designated or identified, or Bank will provide those products and services designated as Rates & Fees.

F.        Integrity Advantage (optional merchant club fee). In the event that you have elected to be enrolled in Integrity Advantage by populating the Integrity Advantage monthly fee contained in the Rates & Fees (“Integrity Advantage Fee”), you will be enrolled in the Integrity Advantage (or such other name as designated by 2AP) merchant club program (“Integrity Advantage Program”) and you agree to pay the monthly Integrity Advantage Fee. You agree and acknowledge that the Integrity Advantage Fee and the benefits provided by the Integrity Advantage Program are subject to change or cancellation as provided in the terms and conditions of the Integrity Advantage Program provided to you in the Welcome Kit for the Integrity Advantage Program. You will be billed the Integrity Advantage Fee on your regular monthly statement beginning with the first billing cycle following thirty (30) days of processing with 2AP, and each month thereafter. If you choose not to participate in Integrity Advantage Program any equipment failure not covered under your warranty will be repaired or replaced at your cost. The Integrity Advantage Fee, and any other amounts due from you to 2AP related to your participation in the Integrity Advantage program, shall be debited against the Merchant Account beginning on the month following approval of this Agreement and shall be subject to Merchant’s ACH authorization contained in Section 8E of this Agreement. You will not be charged the Integrity Advantage Fee for the first month of this service. Thereafter, you will be billed on a monthly basis. To cancel this service, please reference the Credit Card Acceptance Manual you will receive in your Welcome Kit, which is incorporated by reference in this Agreement. In the event of any inconsistency between Credit Card Acceptance Manual and this Agreement, the terms and conditions of this Agreement shall control. The terms and conditions related to Integrity Advantage Program are provided in the Welcome Kit.

G.        Chargeback Fee. You agree that 2AP or Bank will assess up to $35.00 for each chargeback, and up to $33.00 for each chargeback that is debited to the Merchants Account and subsequently returned to 2AP or Bank through ACH for insufficient funds or any other reason. Furthermore, 2AP or Bank may assess Merchant for any fines imposed by Card Network plus a fee for processing such fine as may be required by 2AP or Bank at its sole discretion.

H.        Transaction Fee. Transaction fee is a fee charged on each sales and credit draft regardless of the total stated and shall also mean a fee charged for any other transaction which utilizes a POS device for transaction or reception of data or information, including but not limited to debit card transactions address verifications, batch closing, authorizations, and any other communication using the POS terminal.

I.         Retrieval Fee. You agree that 2AP or Bank will assess up to $15.00 for each retrieval request.

J.        Annual Renewal. You agree that 2AP will charge a nonrefundable annual renewal fee in November of each year, or in such month as otherwise designated in the Rates & Fees, in the amount set forth in the Rates & Fees.

K.       UCC Fee. In the event that 2AP receives a notice from a secured creditor of yours requesting that funds due to you under this Agreement be paid to the secured creditor or held pending further instruction from the secured creditor, you agree to pay 2AP a fee in the amount of Five Hundred and Ninety-Nine Dollars ($599.00) to cover the time, costs and expenses incurred by 2AP in handling such notice. Such fee shall be in addition to any other fees due to 2AP under this Agreement and in addition to any amounts that are payable to such secured creditor

L.        Enhanced Interchange Service (EIS). If Merchant is 1.) boarded on the TSYS Authorization Platform, or such other Authorization Platform as 2AP may designate that this service is available on from time to time, 2.) is enrolled in InterChange Plus Pricing, and 3.) Merchant elects to utilize and enrolls in the Enhanced Interchange Service (“EIS”) as part of  Rates & Fees, 2AP will augment applicable commercial, business or other similar card transactions with the tax amount percentage that is either  input from the Merchant in Rates & Fees, or, if no tax rate is entered by Merchant, Merchant hereby authorizes 2AP to input the current tax rate based on the Business Information dba zip code included in this Agreement and 2AP will obtain the Merchant’s tax rate from a commercially available tax lookup table.  Except however, 2AP does not guarantee that this tax rate input will always accurately reflect all applicable Merchant tax rates and will use its best efforts to input the accurate tax rate, and update these tax rates on a “good-faith” basis, from time to time, as reasonably determined by 2AP.  Merchant hereby agrees to notify 2AP of any tax rate corrections in event tax rate being input is not accurate. 2AP also does not guarantee that all such augmented transactions will qualify for a better or lower interchange rate as other factors can or may also impact interchange qualification for these transactions, including but not limited to all other Level II or other qualification requirements as existing, established or may be established by the Card Networks, and as otherwise may be promulgated in the Operating Regulations, for applicable commercial, business or other similar card transactions. In the event EIS is used for any transaction (each such transaction and all such transactions in the aggregate hereafter “EIS Transactions”), 2AP will provide the Merchant a credit, labelled on its monthly statement as “Enhanced Interchange Service-credit” equal to a.) the total savings equal to the “good-faith” calculated difference between the Interchange amount that the EIS Transactions would have qualified at if not for EIS and the Interchange amount that the EIS Transactions qualified for as a result of EIS, times b.) Interchange Savings Credit % to Merchant, as populated in the Rates & Fees.

11.	Application, Indemnification, Limitation of Liability.

A.        Application. You represent and warrant to 2AP and Bank that all information in the Application, which is incorporated into this Agreement by reference, is correct and complete. You must notify 2AP in writing of any changes of information in the Application, including but not limited to: any additional location or new business, the identity of principals and/or owners, the form of business organization (i.e., sole proprietorship, partnership), type of goods and services provided and how sales are completed (i.e., by telephone, by mail, in person at your place of business). The notice must be received by 2AP or Bank within five (5) business days of the change. You will provide updated information to 2AP or Bank within a reasonable time upon request. You are liable to 2AP or Bank for all losses and expenses incurred by 2AP or Bank arising out of your failure to report changes. 2AP or Bank retains the right to review your processing activity to confirm that you are processing transactions as stated in the Application, and to re-price or terminate its services based on changes to the facts stated in the Application.

B.        Indemnification. You agree to indemnify and hold harmless 2AP, the Bank and the Card Networks from and against any and all claims, damages, liabilities, fines, penalties and expenses, including without limitation attorneys’ fees and litigation costs, arising from or related to (a) any act or omission by you or your employees, agents, or representatives including but not limited to, any intentional, negligent, fraudulent or deceptive act; (b) any breach by you of the terms of this Agreement; (c) any fine or penalty imposed upon 2AP or Bank by any third party related to any act or omission by you in connection with any Card transaction; (d) any violation by you of any applicable Laws, Operating Regulations or Rules; and (e) any use of Optional Services by you.

C.        Limitation of Liability. The aggregate liability of 2AP and Bank under this Agreement, whether to you or any other party, whatever the basis of the liability, will not exceed in the aggregate the difference between (i) the amount of fees 2AP received from you during the month in which the transaction out of which the liability arose and (ii) assessments, chargebacks, and offsets against such fees which arose during that month. If more than one month is involved, the aggregate amount of 2AP and Bank’s liability will not exceed the lowest amount determined in accordance with the previous sentence for any one month involved. In no event will 2AP, Bank, or their agents, officers, directors, or employees be liable for loss of profits, indirect, special, or consequential damages. No party will be liable to the other for any failure or delay of its performance of the Agreement if such failure or delay arises out of causes beyond the control and without the fault or negligence of such party.

D.        Disclaimer of Warranties. 2AP AND BANK WILL PERFORM ALL SERVICES IN ACCORDANCE WITH THIS AGREEMENT. 2AP AND BANK MAKE NO OTHER WARRANTY, EXPRESS OR IMPLIED, REGARDING THE SERVICES, AND NOTHING CONTAINED IN THE AGREEMENT WILL CONSTITUTE SUCH WARRANTY. 2AP AND BANK DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

12.	Representation, Warranties and Covenants. You represent and warrant to 2AP and Bank, at the time of execution and during the term of this Agreement, the following:

A.        Information. All information contained on the Application or any other document submitted to 2AP or Bank is true and complete and properly reflects the business, financial condition, and the principal partners, owners or officers of Merchant. You are not engaged or affiliated with any business, products or methods of selling other than those set forth on the Application.

B.        Corporate Power. You and the person signing this Agreement have the power to execute and perform this Agreement. This Agreement will not violate any law or conflict with any other agreement to which you are subject.

C.        No Litigation. There is no action, suit, or proceeding pending, or to your knowledge threatened, which, if decided adversely, would impair your ability to carry on your business as it is now conducted or which would adversely affect your financial condition or operations.

D.        Transactions. All transactions are bona fide. No transaction involves the use of a Card for any purpose other than the purchase of goods or services from you and does not involve Cardholder obtaining cash from you unless allowed by the Operating Regulations and agreed to in writing by 2AP.

E.        Rule Compliance. You will comply with the Operating Regulations, Laws and Rules.

F.        Business. You will not engage in or be affiliated with any business, products or methods of selling other than those set forth in the Application, without the prior written consent of 2AP.

13.	Audit, Financial Information and Personal Guarantee

A.        Audit. You authorize 2AP, Bank and Card Networks to audit your records to confirm compliance with all of your obligations under the Agreement. You will obtain and submit a copy of an audit of your business when requested by 2AP, Bank or Card Networks.

B.        Financial Information. You and the personal guarantors authorize 2AP and Bank to make any credit inquiries regarding you or the guarantors that 2AP or Bank consider necessary to review the acceptance and continuation of this Agreement. You and guarantors also authorize any person or credit reporting agency to compile information to answer those credit inquiries and to furnish that information to 2AP and/or Bank.

14.	Third Parties.

A.        Services. You may be using special services or software provided by a third party to assist you in processing transactions, including authorizations and settlements, or accounting functions. You are responsible for assuring compliance with the requirements of any third party in using their products. This includes making sure you have and comply with any software updates. 2AP and Bank have no responsibility for any transaction until that point in time 2AP and Bank receive data about the transaction.

B.        Use of Terminals Provided by Others. You will notify 2AP immediately if you decide to use electronic authorization or data capture terminals provided by any entity other than 2AP or its authorized designee (third party terminals) to process transactions, including without limitation leasing a terminal from a third party. If you elect to use third party terminals, you agree (i) the third party providing the terminals will be your agent in the delivery of card transactions to 2AP and Bank; and (ii) to assume full responsibility and liability of any failure of that third party to comply with the Operating Regulations, Laws or this Agreement. 2AP and Bank will not be responsible for any losses or additional fees incurred by you as a result of any error by a third party agent or a malfunction of a third party terminal.

15.	Terms and Termination.

A.        Term. The Agreement will become effective on the date 2AP and Bank approve and assign Merchant Identification Number (“Effective Date”). The Agreement will remain in effect for a period of 48 months (“Initial Term”) and will renew for successive 24 month terms (“Renewal Term”), or such shorter period as provided by applicable law, unless terminated as set forth below. You shall maintain a copy of his Agreement on file at your place of business.

B.        Termination.

i	Without Cause. The Agreement may be terminated by either party to be effective at the end of the Initial Term or Renewal Term by giving written notice of the intention not to renew at least 90 days before the end of the current term. This Agreement may be terminated immediately upon the request of any of the Card Networks’ request. Further, this Agreement may be terminated at any time with 30 days’ prior notice by 2AP or Bank.

ii.	With Cause. The appropriate party or the any of the Card Networks may terminate this Agreement immediately upon the occurrence of an Event of Default, defined below. Notice of a with cause termination by 2AP, Bank or the Card Networks may be given orally or in writing, at the discretion of 2AP and Bank. Any termination by you must be provided in writing to 2AP and Bank. Termination will be effective on the date specified by the notice.

C.        Events of Default. The following will constitute an event of default:

i.         Adverse Financial Condition. Your financial condition changes adversely.

ii.      Garnishment. Your Merchant Account, or any of your property in the possession of 2AP and/or Bank, is garnished, levied upon or attached.

iii.      Asset Assignment. You assign your assets generally for the benefit of creditors.

iv.      Bankruptcy. A proceeding is commenced by or against you under any bankruptcy, insolvency or similar law seeking an order to adjudicate you bankrupt or insolvent or other relief with respect to you or your debts, or seek appointment of a receiver or similar official for you or any substantial part of your assets.

v.        Breach. A party fails to perform a material obligation of this Agreement, and such failure continues for a period of 30 days after the breaching party receives notice of the breach.

vi.      False Representation. Any representation and warranty is or becomes false or misleading in any material respect as of the date made or becomes false or misleading at any time during the term of this Agreement.

vii.      Fraud. 2AP and Banks’ reasonable determination that fraud is occurring.

vii.      Prohibited Activity. You shall not: (a) engage in fraudulent activity, (b) present transaction receipts that do not result from an act between you and a Cardholder (laundering), (c) enter into a this Agreement with a new name with the intent to circumvent the Rules, (d) engage in activity that causes 2AP or Bank to violate the Rules, (e) engage in activity that results in the Card Networks prohibiting you from participating in the Card Network program, (f) exceed chargeback thresholds as provided by the Rules, (g) enter illegal or brand-damaging transaction activity into the payment system, (h) engage in any activity that may result in undue economic hardship or damage to the goodwill of 2AP, Bank, and/or any Card Network.

D.        Action Upon an Event of Default. Upon the occurrence of an Event of Default, 2AP and Bank may take the following action: i. suspend processing privileges and terminate this Agreement; ii. create a Reserve Account; and/or iii. any other reasonable action deemed necessary by 2AP and/or Bank to protect their interests.

E.        Action Upon Termination.

Terminated Merchant File. You acknowledge that 2AP is required to report your business name and the name of Merchant’s principals to Visa, Mastercard and Discover Network when Merchant is terminated due to certain reasons listed in the Operating Regulations. You waive and hold harmless 2AP and Bank for all claims and liabilities that may occur as a result of 2AP and/or Bank complying with its reporting obligations under the Operating Regulations or the Laws.

i.         Merchant Account. All your obligations regarding accepted Sales Drafts will survive termination. You must maintain in the Merchant Account and the Reserve Account enough funds to cover all chargebacks, deposit charges, refunds and fees incurred by you for a reasonable time, which shall be no less than 270 days, unless otherwise agreed by 2AP and Bank. You authorize 2AP to hold all funds due to you at the time of termination for at least 270 days and to apply those funds to satisfy your obligations under this Agreement. You authorize 2AP and Bank to charge the Merchant Account, or any other account maintained under this Agreement, for all such amounts. If the amounts available in the Merchant Account and Reserve Account are not adequate to satisfy your obligations to 2AP or Bank, you will pay 2AP and Bank the amount you owe upon demand, together with all costs and expenses incurred to collect the amount, including reasonable attorneys’ fees.

ii.      Equipment. Within 14 business days of the date of termination, you must return, at your expense all equipment owned by 2AP, including equipment loaned to you by 2AP and immediately pay 2AP any amounts you owe 2AP for equipment costs and in the event that you do not return such equipment in accordance with this section, you shall be obligated to pay 2AP, in addition to the Early Termination fee set forth below, up to $525 for each piece of equipment that is not returned and 2AP is authorized to debit your Merchant Account for any such amounts due or to invoice you for such amounts, in which case payments shall be due 10 days after the date of the invoice .

iii.      Early Termination. If you terminate this Agreement before the end of the Initial Term, you will immediately pay 2AP and Bank as liquidated damages, an early termination fee equal to $595 or the maximum amount allowed by applicable law. If you terminate this Agreement during any succeeding Renewal Terms you will not be charged a termination fee. You agree that the termination fee is not a penalty, but rather is reasonable in the light of the financial harm caused by your early termination.

16.	Use of Trademarks and Confidentiality.

A.        Use of Trademarks. Your use of Visa, Mastercard and Discover Network marks will fully comply with the Operating Regulations. Your use of Visa, Mastercard, Discover Network or any other Card Network’s promotional material will not indicate directly or indirectly, that Visa, Mastercard, Discover Network or any other Card Network endorses any goods or services other than their own and you may not refer to Visa, Mastercard, Discover Network or any other Card Network indicating eligibility for your products or services. If you have requested signage for the purpose of indicating acceptance of Debit Cards, you must display such signage for a minimum of 3 months. All point of sale displays or websites must, if required by the applicable Card Network, include either appropriate Card Network marks to indicate acceptance of Debit and Other Cards or Card Network approved signage to indicate acceptance of the limited acceptance category you have selected. You will comply with all requirements regarding marks, advertising and signage set forth in the applicable Operating Regulations for each Card Network. Your use of Card Network Marks will terminate effective with the termination of this Agreement or upon notification by the Card Network to discontinue such use or display. Your use or display of any Mark does not give you any ownership or interest in the Mark.

B.         Confidentiality.

i.         Cardholder Information. You will not disclose to any third party Cardholders’ account information or other personal information except to an agent of yours assisting in completing a Card transaction, or as required by the Operating Regulation or Laws. You must keep all material systems and media containing account, Cardholder, or transaction information (physical or electronic, including, but not limited to account numbers, card imprints, Sales Drafts, and TIDs) in a secure manner, to prevent access by or disclosure to anyone other than your authorized personnel. You must destroy in a manner that will render the data unreadable all such media that you no longer deem necessary or appropriate to store (except for Sales Drafts maintained in accordance with this Agreement, the Operating Regulations, Laws and Rules). Further, you must take all steps reasonably necessary to ensure Cardholder Data is not disclosed or otherwise misused.

ii.      Prohibition. You will not use for your own purposes, will not disclose to any third party, and will retain in strictest confidence all information and data belonging to or relating to the business of 2AP and Bank (including without limitation the terms of this Agreement), and will safeguard such information and data by using the same degree of care that you use to protect your own confidential information. If you have requested BIN information, you must only use this BIN information for product identification purposes at the point of sale, and not disclose this proprietary and confidential BIN information to any third party without prior written permission from 2AP, Bank, and Visa.

iii.      Transfer. In the event of a failure of your business, including bankruptcy, insolvency, or other suspension of business operations, you must not sell, transfer, or disclose any materials that contain Cardholder Data or other Card transaction information to third parties. You must either return this information to 2AP or provide acceptable proof of destruction of this information to 2AP.

C.        Return to 2AP. All promotional materials, advertising displays, emblems, Sales Drafts, credit memoranda and other forms supplied to you by 2AP and/or Bank and not purchased by you or consumed in use will remain the property of 2AP and will be immediately returned to 2AP upon termination of this Agreement. You will be fully liable for any and all loss, cost, and expense suffered or incurred by 2AP and Bank arising out of failure to return or destroy such materials following termination.

D.        Passwords. If you receive a password from 2AP to access an 2AP database, you will: (i) keep the password confidential; (ii) not allow any other entity or person to use the password to gain access to the 2AP database; (iii) be liable for all action taken by any user of the password; and (iv) promptly notify 2AP if you believe the confidentiality of the database or your information was compromised by using the password. You will also keep your merchant identification number confidential and maintain it in a secure location and you will not use it for any other purpose other than as authorized by 2AP, Bank or the applicable Card Network.

17.	PIN Based Debit

A.        Honoring PIN-Debit Cards. You shall not require Cardholders to provide personal information (such as telephone number or address) as a condition for honoring a PIN-Debit Card, unless required by the Rules. You may not require or request the Cardholder’s signature or any other means of verifying the Cardholder’s identity. Merchant shall place the PIN entry device in an area accessible by all Cardholders and that will reasonably prevent others, including your employees, from observing the PIN.

B.        PIN-Debit Card Sales Drafts.

i.         Procedures. You shall deliver to the Cardholder at the time of a sale a true and completed copy of the Sales Draft evidencing a sale involving use of a PIN- Debit Card (“PIN-Debit Sales Draft”). The PIN-Debit Sales Draft must comply with the Operating Regulations and Laws. The following information must be included on the PIN-Debit Dales Draft: (i) the PIN- Debit Card account number; (ii) your DBA name; (iii) your city and state; (iv) the amount of sale; and (v) the sale date. A PIN-Debit Sales Draft shall be made available to the Cardholder at each terminal. You may not require or request the Cardholder to provide or disclose their PIN in any oral or written manner to you or your employees. You shall not impose any fee or charge for a PIN-Debit Card transaction without the prior written consent of 2AP or Bank. If surcharging is approved by 2AP or Bank, it must be a separate line item on the PIN-Debit Sales Draft and must be in compliance with all applicable Operating Regulations and Laws.

ii.       Reversal. A sale may be reversed or voided electronically, but only if such reversal/void is entered prior to midnight of the calendar day on which the sale was initiated. To effect reversal or void, Cardholder must re-enter the PIN, the magnetic stripe reader must read the card, and you must transmit the trace number and the exact dollar amount of the sale to be reversed or voided. Any reversal or void by you must be initiated with you.

iii.      Returns. All returns shall be processed in accordance with your normal procedures except that you or Cardholder shall not attempt to reverse a previously approved POS transaction unless otherwise permitted in accordance with the applicable Card Network’s Operating Regulations. Any sale known by you to be erroneous should be canceled and re-billed in the Cardholder’s presence.

iv.       Balance Inquiry. Balance inquiries may be performed only by the Cardholder at a Cardholder- operated terminal and shall at all times require the Cardholder to enter the PIN and use the magnetic stripe reader.

C.        Distribution and Storage of Information. You shall store all such PIN-Debit Sales Drafts in accordance with applicable Operating Regulations and Laws. You shall destroy or make unreadable all material containing Cardholder account numbers. There are no voice authorizations for PIN-Debit Card transactions and no manually imprinted PIN-Debit Sales Drafts. Merchant may not store Cardholder’s PIN in any manner.

D.        Promotional Materials. You will adequately display promotional materials to inform the public that PIN- Debit Cards will be honored by Merchant.

E.        Equipment. You shall take all necessary steps to ensure all POS terminals and PIN entry devices operated in all of its locations:

i.         are placed in an area accessible to all Cardholders;

ii.        are available for use whenever Merchant is open for business;

iii.       will function with minimal error, meeting all applicable technical specifications and security regulations;

iv.        will require the Cardholder to enter the Cardholder’s PIN at or near the checkout location when initiating a POS transaction; and

v.         when PINs are used in conjunction with any store and forward transaction or resubmission you must insure they are encrypted and stored within a tamper- resistant security module and if your authorization system is capable of store and forward, it must comply with the applicable Operating Regulations regarding this function. 2AP, Bank Card Networks and Card issuers shall not be liable for any losses suffered by you arising from the use of the store and forward function. A PIN must never be logged in any form as a function of software either in the clear or encrypted.

F.        Supply of Information. Merchant must submit all information requested by 2AP, Bank or any Card Network including, but not limited to, lists and mailing addresses of terminals. You shall not sell, purchase, provide, or exchange account number information in any form, including, but not limited to, transaction receipts, carbon copies of transaction receipts, mailing lists, or tapes to any third party other than to your agents for the purpose of assisting you in your business, or to the Card Networks, 2AP or Bank or pursuant to a government request.

G.        Left PIN-Debit Cards. PIN-Debit Cards that are inadvertently left at your location must be held under dual control during the time they are retained. PIN- Debit Cards inadvertently left at your location may be returned to the Cardholder by you under the following conditions: (A) the Card was inadvertently left by the Cardholder at an on premise location, (B) the Cardholder requests the Card within 1 business day, and (C) the Cardholder provides 2 forms of current identification, at least 1 of which is a photo identification. If the Cardholder has not requested the Card within 1 business day, the Card should be destroyed by cutting it in half through the stripe.

18.	General Provisions.

A.        Entire Agreement. This Agreement, including the completed Application, the Operating Regulations, and any amendment or supplement to this Agreement made in accordance with the procedures set forth in Section 18.J. below, all of which are incorporated into this Agreement, constitute the entire agreement between the parties, and all prior or other agreements or representations, written or oral, are terminated and superseded by this Agreement.

B.        Governing Law. This Agreement will be governed by the laws of the State of Illinois. The parties agree that all performances and transactions under this Agreement will be deemed to have occurred in Illinois and that Merchant’s entry into and performance of this Agreement will be deemed to be the transaction of business within the State of Illinois. Subject to the provision of Section 18E below, all suits by either party shall be instituted exclusively in the Illinois courts located in Chicago, Illinois or in the United States District Court for the Northern District of Illinois and in no other venue or jurisdiction. YOU HEREBY SUBMIT TO THE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS.

C.        Construction. The headings used in this Agreement are inserted for convenience only and will not affect the interpretation of any provision. The language used will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

D.        Assignability. This Agreement may be assigned by 2AP, but may not be assigned by Bank or Merchant directly or by operation of law, without the prior written consent of 2AP. If you nevertheless assign this Agreement without the consent of 2AP, the Agreement will be binding on the assignee.

E.        Arbitration. All claims or controversies between the parties related to this Agreement, which are not otherwise settled by agreement of parties, shall be submitted to and decided by arbitration held in Chicago, Illinois in accordance with the rules of the American Arbitration Association. ALL CLAIMS OR CONTROVERSIES SUBMITTED TO ARBITRATION SHALL BE BROUGHT ON AN INDIVIDUAL BASIS AND SHALL NOT BE CONSOLIDATED WITH THE CLAIMS OF ANY OTHER PARTY. CLASS ARBITRATIONS, CLASS ACTIONS, PRIVATE ATTORNEY GENERAL ACTIONS AND CONSOLIDATION WITH OTHER ARBITRATIONS IS NOT PERMITTED AND YOU ARE WAIVING ANY RIGHT TO HAVE ANY DISPUTE WITH 2AP OR BANK DECIDED BY A JURY AND TO PARTICIPATE IN ANY CLASS ACTION AGAINST 2AP OR BANK. The arbitrator will have the authority to award any remedy or relief that a court in Illinois could order or grant, including without limitation specific performance, issuance of an injunction, or imposition of sanctions for abuse or frustration of the arbitration process. Costs of the arbitration will be paid by the unsuccessful party to the arbitration. The parties agree that anything communicated, exchanged, said, done, or occurring in the course of arbitration, including any private caucus between the arbitrator and any party before or after any joint arbitration session, will be kept confidential.

F.        Notices. Any written notice under this Agreement will be deemed given upon the actual receipt, if to 2AP: such notice will be addressed to: 1700 Higgins Road, Suite 690, Des Plaines, Illinois 60018-5621, and if to other parties: such notice shall be addressed to the last address shown on the records of the sender.

G.       Bankruptcy. You will immediately notify Bank and 2AP of any bankruptcy, receivership, insolvency, or similar action or proceeding initiated by or against the Merchant. You will include Bank and 2AP on the list and matrix of creditors as filed with the bankruptcy court, whether or not a claim may exist at the time of filing, and failure to do so will be cause for immediate termination or any other action available to 2AP under applicable Law. You acknowledge that this Agreement constitutes an executory contract to make a loan or extend other debt financing or financial accommodations to or for the benefit of you, and, as such, cannot be assumed or assigned in the event of your bankruptcy.

H.        Attorneys’ Fees. You will be liable for and will indemnify and reimburse Bank and 2AP for all attorneys’ fees and other costs and expenses paid or incurred by Bank and 2AP in the enforcement of this Agreement or in collecting any amounts due from Merchant to Bank or 2AP or resulting from any breach by Merchant of this Agreement.

I.         Customer Contact. You authorize Bank and 2AP to contact your customers or their card issuing bank if they determine that such contact is necessary to find out information about any Card transaction between you and the customer.

J.        Amendments. 2AP may propose amendments or additions to this Agreement. 2AP will inform you of a proposed change in a periodic statement or other written notice. You will be deemed to have agreed to the change if you continue to present transactions to Bank and 2AP after 30 days following the mailing of the notice. Notwithstanding the previous sentence, changes to fees authorized by this Agreement are effective upon notice to you, unless a later effective date is provided. Further, 2AP is entitled to pass through to you any fee increases imposed by Visa, Mastercard, Discover Network or telecommunication vendors without giving you the right to terminate this Agreement.

K.       Severability and Waiver. If any provision of this Agreement is illegal, the invalidity of that provision will not affect any of the remaining provisions, and this Agreement will be construed as if the illegal provision is not contained in the Agreement. Neither the failure nor delay by 2AP or Bank to exercise, or the partial exercise of, any right under this Agreement will operate as a waiver or estoppel of such right, nor shall it amend this Agreement. All waivers must be signed by 2AP.

L.       Independent Contractors. 2AP, Bank, and Merchant will be deemed independent contractors and none will be considered agent, joint venture, or partner of the other.

M.      Survival. Sections 1, 2, 3.F, 3.G, 3.H, 6.A., 6.B., 6.G, 6. I, 6.J, 6.K, 8, 9, 10, 11, 12, 13, 14, 16, 17 and 18 will survive termination of this Agreement.

N.       Bank Contact. Merchant may contact Bank at the following address and telephone number: MB Financial Bank, N.A., 6111 N. River Road, Rosemont IL 60018. Telephone 847-653-2595.

TERMS AND CONDITIONS FOR AMERICAN EXPRESS OPTBLUE

To the extent Merchant elects at any time to accept American Express Transaction Cards and qualifies for 2AP’s Direct Settlement Program for American Express OptBlue (registered trademark), the following terms and conditions shall apply, in addition to the Merchant Agreement, including the general terms and conditions as applicable (the “Agreement”), shall apply to the relationship between 2AP and Merchant covered by this Addendum. In the event of any conflict between the Agreement and this Addendum related to an American Express Transaction Card or transaction related thereto, the terms of this Addendum shall apply.

1.          DEFINITIONS. The following capitalized terms shall have the meanings set forth below when used in these Terms and Conditions of 2AP’s Direct Settlement Program for American Express. Any terms not defined in this Addendum shall have the meaning given to them in the Agreement):

“American Express Brand” means the American Express name, trademarks, service marks, logos, and other proprietary designs and designations and the imagery owned by American Express or American Express affiliates and the goodwill associated with all of the foregoing and with all the goods and services now and in the future provided, marketed, offered, or promoted by American Express or an American Express affiliate.

“American Express Transaction Card” means (a) any card, account device, or payment device or service bearing an American Express or an American Express affiliate trademark or logo and issued by an Issuer or (b) an account number issued by an Issuer, which can be used to purchase goods or services at merchants on the American Express network.

“Applicable Law” means: (a) any law, statute, regulation, ordinance or subordinate legislation in force from time to time to which a party or its affiliates is subject; (b) the common law as applicable to the parties from time to time; (c) any court order, judgment, or decree that is binding on a party or its affiliates; and (d) any directive, policy, rule or order that is binding on a party or its affiliates and that is made or given by a regulator, or other government or government agency, of, in the case of items (a) through (d) above, any country, or other national, federal, commonwealth, state, provincial or local jurisdiction.

“High CV Merchant” means Merchant has either: (i) greater than $1,000,000 in American Express Transaction Card volume (net of Chargebacks, credits and any other amounts Merchant owes to American Express) in a rolling 12 month period or (ii) greater than $100,000 in American Express Transaction Card volume (net of Chargebacks, credits and any other amounts Merchant owes to American Express) in any 3 consecutive months. For clarification, if Merchant has multiple Locations, the American Express Transaction Card volume from all of Merchant’s Locations shall be summed together when determining whether Merchant has exceeded the thresholds above.

“Issuer” means any legally recognized entity or organization (including American Express and American Express affiliates) authorized by American Express or an American Express affiliate to issue an American Express Transaction Card and to engage in the American Express Transaction Card issuing business.

“Location” means any or all of Merchant’s locations, outlets, websites, online networks, and all other methods for selling goods and services, including methods that Merchant adopts in the future.

“Other Payment Products” means any charge, credit, debit, stored value or smart cards, account access devices, or other payment cards, services or products other than the American Express Transaction Cards.

2.         AMERICAN EXPRESS TRANSACTION CARD ACCEPTANCE. Merchant shall accept the American Express Transaction Card as payment for goods and services (other than those goods and services prohibited under the Agreement, including without limitation, Section 3.A of the Agreement and the paragraph below in this Section 2) sold, or (if applicable) for charitable contributions made, at all of Merchant’s Locations, except as expressly permitted by state statute. Merchant is jointly and severally liable for the obligations of all of Merchant’s Locations under the Agreement. To accept American Express Transaction Cards, you must clearly and conspicuously disclose all material terms of sale prior to obtaining an Authorization and clearly and conspicuously inform Cardholders at all points of the interactions (e.g., sales conducted in person, over the internet, mobile or via mail or telephone order) what entity is making the sales offer so that the Cardholder can clearly distinguish you from any other party involved in the interaction (e.g. a vender of goods or provider of services you may engage, or another Merchant seeking to conduct business with the Cardholder). The Transaction Data you collect to facilitate the transaction must be, or have been, provided directly to you by the Cardholder.

Merchant must not accept the American Express Transaction Card for any of the following: (a) adult digital content sold via the internet (b) amounts that do not represent bona fide sales of goods or services (or, if applicable, amounts that do not represent bona fide charitable contributions made) at your establishment; (c) amounts that do not represent bona fide, direct sales by your establishments to Cardholders made in the ordinary course of your business; (d) cash or equivalent; for example, purchases of gold, silver, platinum, and palladium bullion and/or bars (collectible coins and jewelry are not prohibited), or virtual currencies that can be exchanged for real currency (loyalty program currencies are not prohibited); (e) charges that the Cardholder has not specifically approved; (f) costs or fees over the normal price of goods or services (plus applicable taxes) that the Cardholder has not specifically approved; (g) damages, losses, penalties, or fines of any kind; (h) gambling services (including online gambling), gambling ch 2AP, gambling credits, or lottery tickets; (i) unlawful/illegal activities, fraudulent business transactions or when providing the goods or services is unlawful/illegal (e.g., unlawful/illegal online internet sales of prescription medications or controlled substances; sales of any goods that infringe the rights of a “rights-holder” under laws applicable to American Express, you, or the Cardholder; (j) overdue amounts or amounts covering returned, previously dishonored or stop-payment checks (e.g. where the American Express Transaction Card is used as payment of last resort); (k) amounts that represent repayment of a cash advance including, but not limited to, payday loans, pawn loans, or payday advances; (l) sales made by third parties or entities conducting business in industries other than yours; or (m) other items of which American Express, 2AP, or Bank notifies you. You must not use American Express Transaction Cards to verify the age of you customers.

3.          SETTLEMENT. 2AP shall settle all American Express Transaction Card transactions processed by 2AP hereunder for Merchant in accordance with the Agreement. Merchant hereby designates the Bank and 2AP as Merchant’s agent to receive all payments pertaining to Merchant’s American Express Transaction Card transactions. All payments required to be made to Merchant under this Agreement for American Express Transaction Card transactions shall be made by 2AP to the Merchant Account, via electronic funds transfer by ACH (or other electronic means) or by wire transfer, at 2AP’s option, as soon as practicable after 2AP’s receipt of such funds from American Express.

2.          TREATMENT OF THE AMERICAN EXPRESS MARKS. Whenever payment methods are communicated to customers, or when customers ask what payments are accepted, Merchant must indicate Merchant’s acceptance of the American Express Transaction Card and display American Express Marks (including any American Express Transaction Card application forms provided to Merchant) as prominently and in the same manner as any Other Payment Products. Merchant must not use the American Express Marks in any way that injures or diminishes the goodwill associated with the Mark, nor (without prior written consent from 2AP) indicate that American Express endorses Merchant’s goods or services. Merchant shall only use the American Express Marks as permitted by the Agreement and shall cease using and shall remove American Express’ Marks from Merchant’s website and wherever else they are displayed upon termination of the Agreement or Merchants participation in 2AP’s Direct Settlement Program for American Express. For additional guidelines on the use of the American Express Marks, contact 2AP.

3.          TREATMENT OF AMERICAN EXPRESS CARD MEMBER INFORMATION. Any and all information about Cardholders (including names, addresses, account numbers and card identification numbers) or American Express Transaction Card transactions is confidential and the sole property of the Issuer, American Express or its Affiliates. Except as otherwise specified, Merchant must not disclose any such information, nor use nor store it, other than to facilitate transactions at Merchant’s Locations in accordance with the Agreement.

4.          CONVERSION IF BECOME A HIGH CV MERCHANT. Merchant will be converted from 2AP’s Direct Settlement Program for American Express to a direct card acceptance agreement with American Express if and when Merchant becomes a High CV Merchant (or if Merchant currently is a High CV Merchant). Upon such conversion, (i) Merchant will be bound by American Express’ then current Card Acceptance Agreement; and (ii) American Express will set pricing and other fees payable by Merchant’s American Express Transaction Card acceptance.

5.          AMERICAN EXPRESS THIRD PARTY BENEFICIARY. American Express shall have the right, but not the obligation, to enforce the terms of the Agreement against Merchant with respect to American Express Transaction Card transactions and 2AP’s Direct Settlement Program for American Express.

6.          CEASE ACCEPTANCE OF AMERICAN EXPRESS. By contacting 2AP customer service or using some other method established by 2AP, Merchant may opt out of accepting American Express Transaction Cards at any time without directly or indirectly or affecting Merchant’s rights to accept other Transaction Cards.

2.          REFUNDS. Merchant’s refund policies for purchases with an American Express Transaction Card must be at least as favorable as Merchant’s refund policy for purchases with any other Transaction Card and the refund policy must be disclosed to Cardholders at the time of purchase and in compliance with Applicable Law.

3.          RIGHT TO BILL OR COLLECT FROM CARDHOLDER. Merchant shall not bill or collect from any Cardholder for any purchase or payment made with an American Express Transaction Card unless (i) American Express has exercised Chargeback for such charge, (ii) Merchant has fully paid American Express for such charge, and (iii) Merchant otherwise has the right to do so.

4.          INFORMATION RIGHTS. Merchant hereby authorizes (i) 2AP to disclose to American Express transaction data (including without limitation, information obtained at the point of sale, information obtained or generated during authorization and settlement, and any Chargeback or other fee information related to a transaction), Merchant data (including without limitation, name, postal and email addresses, tax ID numbers, names and social security numbers of Merchant’s authorized signers and similar identifying information), and other information about Merchant; (ii) American Express to use such information disclosed in (i) to perform its responsibilities in connection with 2AP’s American Express Direct Settlement Program, promote the American Express network, perform analytics and create reports, and for any other lawful business purposes, including marketing purposes; and (iii) 2AP to share information that Merchant discloses to 2AP with 2AP’s agents, subcontractors, affiliates and other parties including industry organizations and reporting agencies, for any purpose permitted by Applicable Law. In addition, American Express may use the information obtained in the setup of Merchant’s account to screen and/or monitor Merchant in connection with American Express Transaction Card marketing and administrative purposes. Any person (including Merchant) providing permission to obtain or disclose information in connection with this Agreement hereby releases and waives any right or claim arising out of or related to such disclosure, including defamation claims, even if the information that is disclosed is incorrect or incomplete, Merchant acknowledges that its business name and the name of its principals may be reported to MATCH and hereby consents to such reporting, and waives and holds 2AP harmless from all claims and liabilities it may have as a result of such reporting.

5.          AMERICAN EXPRESS MERCHANT REQUIREMENTS. You must abide by and are subject to the American Express Merchant Operating Guide which can be found at www.americanexpress.com/merchantopguide and the American Express Opt Blue Operating Regulations, including without limitation the Data Security Operating Policy contained therein, which may be found at www.americanexpress.com/dsr.

2.          TREATMENT OF THE AMERICAN EXPRESS BRAND. Except as expressly permitted by Applicable law, you must not: (i) indicate or imply that you prefer, directly or indirectly, any Other Payment Products over American Express Transaction Cards; (ii) try to dissuade Cardholders from using American Express Transaction Cards; (iii) criticize or mischaracterize American Express Transaction Cards or any of American Express’ services or programs; (iv) try to persuade or prompt Cardholders to use Other Payment Products or any other method of payment; (v) impose any restrictions, conditions, disadvantages, or fees when a American Express Transaction Card is accepted that is not imposed equally on all Other Payment Products, except for electronic funds transfer, cash, or check; (vi) suggest or require Cardholders to waive their right to dispute any Transaction; (vii) engage in activities that harm American Express’ business or the American Express Brand (or both); (viii) promote any Other Payment Products (except your own private label card that you issue for use solely at your establishments) more actively than you promote American Express Transaction Cards, or (ix) convert the currency of the original sale transaction to another currency when requesting authorization or submitting transactions (or both).

You may offer discounts or in-kind incentives from your regular prices for payments in cash, ACH funds transfer, check, debit card, or credit/charge card, provided that (to the extent required by Applicable Law): (a) you clearly and conspicuously disclose the terms of the discount of in-kind incentive to your customers; (b) the discount or the in-kind incentive is offered to all of your prospective customers, and (c) the discount or in-kind incentive does not differentiate on the basis of the issuer or, except as expressly permitted by applicable state statute, payment card network (e.g., Visa, MasterCard, Discover, JCB, American Express). The offering of discounts or in-kind incentives in compliance with the terms of this paragraph will not constitute a violation of the provision set forth above in this Section 13.

3.          TERMINATION. 2AP may immediately terminate Merchant’s right to accept American Express Transaction Cards if (i) Merchant breaches any of the provisions in this Addendum, the Agreement, or the American Express Merchant Operating Guide or (ii) upon American Express’ request.

2.          ASSIGNMENT OF PAYMENTS. Merchant shall not assign to any third party any payments due to Merchant under the Agreement, and all indebtedness arising from any charges will be for bona fide sales of goods and services (or both) at its Locations and free of liens, claims, and encumbrances other than ordinary sales taxes; provided, however, that Merchant may sell and assign future transaction receivables to 2AP, its affiliated entities and/or any other cash advance funding source that partners with 2AP or its affiliated entities, without consent of American Express.

ACCOUNTING INTEGRATION TERMS AND CONDITIONS

These terms and conditions are between you and 2AP, and not Bank, and govern your use of the Accounting Integration Services and related software (collectively the “AI Service”). Contact Customer Service for the Accounting Integration Service Provider, which may or may not be 2AP, (“ASP”) availability in your market area. Rates and AI Service are subject to change by the ASP. Any such changes shall be posted on ASP’s web site.

IMPORTANT: READ THIS AGREEMENT BEFORE USING THE AI SERVICE PROVIDED BY ASP. YOUR USE OF THE AI SERVICE, OR SIGNED ACKNOWLEDGEMENT, WILL INDICATE YOUR ACCEPTANCE OF ALL OF THE FOLLOWING TERMS. If this Agreement is unacceptable to you, do not use the AI Service. ASP is willing to provide the AI Service only if you agree to be bound by the following terms:

1.	AI Services and Information

1.1        Neither ASP nor 2AP is responsible for the accuracy or completeness of information sent or received by you through the AI Service. In certain instances, ASP may make available through the AI Service certain information, data, or messages (collectively referred to as “Information”) independently obtained by ASP from various sources, their affiliates, and others (collectively referred to as “Information Providers”). Such Information may be the subject of additional terms and conditions of the Information Providers. Your use of and access to the Information shall constitute your acceptance of those terms and conditions. If you do not agree to the additional terms and conditions, do not use and access the Information. The accuracy, completeness, timeliness, or correct sequencing of the Information is not guaranteed by ASP, the Information Providers, or any parties processing Information or payments (the foregoing parties are collectively referred to as the “Disseminating Parties”). The AI Service must be used in compliance with the Federal Communications Commission and other federal, state and local laws, rules and regulations. The AI Service shall not be used to transmit unauthorized or illegal credit card charges and may not be resold or otherwise provided to third parties.

1.2        Although ASP uses commercially reasonable efforts to provide for the secure transmission of information through the AI Service, confidential use of the AI Service by you cannot be guaranteed by ASP, 2AP or the Disseminating Parties. Neither ASP nor 2AP is responsible for any harm that you or any person may suffer as a result of a breach of confidentiality in respect to your use of the AI Service. Subject to these terms and conditions, ASP will provide you with AI Service that enables the transport and reporting of certain data over certain wireless and other carrier networks to and from various credit and debit card payment processors. The AI Service may include network connectivity via providers to the ASP application architecture including access to a variety of external payment processors that ASP arranges from time to time. Since the AI Service integrates third-party vendors as an essential part of the AI Service, availability may vary due to events beyond the control of ASP and 2AP, including but not limited to, routine maintenance and outages by telecommunications carriers and payment processors. You shall be solely responsible for obtaining, installing, supporting, and maintaining hardware, handheld devices and related hardware required to access and use the AI Service. ASP may suspend the AI Service to you to: (i) prevent damages to, or degradation of, its network integrity which may be caused by you, 2AP or their respective employees or agents; (ii) comply with any law, regulation, court order, or other governmental request order which requires immediate action; or (iii) otherwise protect ASP in its good faith judgment from potential legal liability. ASP may also suspend AI Service in the event fees hereunder are not paid when due. To the extent commercially reasonable, ASP shall give notice to you before suspending or terminating the AI Service. In the event of a suspension, ASP shall promptly restore the AI Service after the event giving rise to the suspension has been resolved. ASP reserves the right in its discretion and without notice to make changes to the AI Service and to terminate your access to, and use of, the AI Service to permit other customers to use the radio frequency, or frequencies, on which the AI Service are being provided. You acknowledge that the AI Service is subject to transmission limitations caused by conditions such as your operating characteristics, selected hardware, atmospheric, weather, topographical, operating characteristics of mobile terminal devices, and other like conditions. Additionally, AI Service may be suspended, refused, limited or curtailed due to governmental regulations or orders, system capacity limitations, limitations imposed by an underlying carrier, or because of hardware or software modifications, upgrades, repairs or reallocations or other similar activities necessary or proper for the operation or improvement of ASP’s facilities and the Service.

1.3        YOU HAVE NO CONTRACTUAL RELATIONSHIP WITH THE UNDERLYING ASP AND YOU ARE NOT A THIRD PARTY BENEFICIARY OF ANY AGREEMENT BETWEEN ASP AND 2AP. YOU UNDERSTAND AND AGREE THAT THE ASP SHALL HAVE NO LEGAL, EQUITABLE, OR OTHER LIABILITY OF ANY KIND TO YOU.

1.4        YOU SHALL INDEMNIFY AND HOLD HARMLESS 2AP AND ASP AND THEIR OFFICERS, EMPLOYEES, AND AGENTS AGAINST ANY AND ALL CLAIMS, INCLUDING WITHOUT LIMITATION CLAIMS FOR LIBEL, SLANDER, OR ANY PROPERTY DAMAGE, PERSONAL INJURY OR DEATH, ARISING IN ANY WAY, DIRECTLY OR INDIRECTLY, IN CONNECTION WITH THIS AGREEMENT OR THE USE, FAILURE TO USE, OR INABILITY TO USE THE SERVICE AND/OR NUMBER AND/OR THE NEGLIGENCE OF ASP AND 2AP AND THEIR OFFICERS, EMPLOYEES, AND AGENTS EXCEPT WHERE THE CLAIMS RESULT FROM ASP’S OR 2AP’S WILLFUL MISCONDUCT. THIS INDEMNITY SHALL SURVIVE THE TERMINATION OF THE AGREEMENT.

1.5        YOU HAVE NO PROPERTY RIGHT IN ANY NUMBER ASSIGNED TO IT, AND UNDERSTAND THAT ANY SUCH NUMBER CAN BE CHANGED FROM TIME TO TIME.

1.6        YOU UNDERSTAND THAT ASP AND 2AP CANNOT GUARANTY THE SECURITY OF WIRELESS OR OTHER TELECOMMUNICATIONS TRANSMISSIONS, AND WILL NOT BE LIABLE FOR ANY LACK OF SECURITY RELATING

1.7        You agree not to reproduce, re-transmit, disseminate, sell, distribute, publish, broadcast, circulate or commercially exploit the Information in any manner without the express written consent of ASP and the relevant Information Provider(s). You agree to immediately notify ASP and 2AP if you become aware of any of the following: (a) any loss or theft of your access number(s) and/or password(s) to the AI Service or Information, or (b) any unauthorized use of any of your access number(s) and/or password(s), or of the AI Service or any Information. You agree to abide by all federal, state and local laws, rules, and regulations when utilizing the AI Service and Information. You agree to defend, indemnify, and hold ASP, 2AP and the Disseminating Parties harmless from and against any and all claims, losses, liabilities, costs and expenses (including but not limited to attorneys’ fees) arising from your violation of this Agreement or any third party’s rights.

1.8        You acknowledge that neither the AI Service nor any of the Information is intended to supply advice of any nature. Although the AI Service may provide Information on a number of topics, none of the Information is endorsed by ASP, 2AP, the underlying wireless service and/or telecommunication carrier(s), or any Disseminating Party. Neither ASP, 2AP nor the Disseminating Parties recommends any service or product offered or advertised in the Information.

2.	Pricing and Payment

2.1        You shall make payment to 2AP for all AI Services in accordance with the pricing set forth in the Agreement.

2.2        Prices do not include federal, state, or local taxes, shipping, fees, duties, or licenses. You agree to pay to 2AP all applicable taxes, fees, duties, and licenses and such amounts will be added to the amount due to 2AP from you pursuant to Section 2.1.

3.         DISCLAIMER. YOU ASSUME TOTAL RISK AND RESPONSIBILITY FOR YOUR USE OF THE AI SERVICE AND INFORMATION. NEITHER ASP, 2AP NOR ANY DISSEMINATING PARTY WILL BE LIABLE IN ANY WAY TO YOU OR ANY THIRD PARTY FOR (A) ANY INACCURACY, ERROR OR DELAY IN, OR OMISSION OF

(I) ANY INFORMATION OR (II) THE TRANSMISSION OR DELIVERY OF ANY SUCH INFORMATION, OR (B) ANY LOSS OR DAMAGE ARISING FROM OR OCCASIONED BY

(I) ANY SUCH INACCURACY, ERROR, DELAY OR OMISSION, (II) NON-PERFORMANCE, OR (III) INTERRUPTION IN ANY SUCH INFORMATION FOR ANY REASON, INCLUDING BUT NOT LIMITED TO ANY NEGLIGENT ACT OR OMISSION BY ASP, 2AP OR ANY DISSEMINATING PARTY. THE AI SERVICE AND INFORMATION ARE PROVIDED “AS IS,” WITH ALL FAULTS, AND WITHOUT WARRANTY OF ANY KIND. ASP, 2AP AND THE DISSEMINATING PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, QUIET ENJOYMENT, QUALITY OF INFORMATION, TITLE/NON- INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE. ASP AND 2AP MAKE NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED WITH REGARD TO ANY HARDWARE, PRODUCTS, SOFTWARE, OR PROGRAMMING OBTAINED BY YOU FROM THIRD PARTIES (COLLECTIVELY, THE “THIRD PARTY ITEMS”) AND EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, QUIET ENJOYMENT, QUALITY OF INFORMATION, TITLE/NON- INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE RELATED TO SUCH THIRD PARTY ITEMS.

4.             Intellectual Property (IP) Rights and Trademarks. All copyrights, patents, patent rights, trade secrets, trademarks, servicemarks, tradenames, moral rights and other intellectual property and proprietary rights in the AI Service and Information are and will remain the sole and exclusive property of, as applicable, ASP and its vendors/licensors and Disseminating Parties. The AI Service and Information contain material that is protected by United States copyright law and trade secret law, and by international treaty provisions. All rights not expressly granted to you under this Agreement are expressly reserved by ASP and its vendors/licensors and the Disseminating Parties. You may not remove or modify any proprietary notice of ASP and its vendors/licensors and Disseminating Parties from the AI Service or Information.

5.             Term and Termination. ASP and 2AP reserve the right to terminate your access to the AI Service and Information or any portion of them in their sole discretion, without notice, and without limitation, for any reason whatsoever, including but not limited to the unauthorized use of your access number(s) and/or password(s), breach of this Agreement, failure to pay amounts due ASP, 2AP and/or the Disseminating Parties, discontinuance of the AI Service, or loss of access to any Information from any of the Disseminating Parties. Upon termination, ASP, 2AP and the Disseminating Parties shall have no liability to you; provided, however, that if the termination is without cause, 2AP shall refund the pro rata portion of any fee which may have been pre-paid by you for the portion of the AI Service not furnished to you as of the date of such termination.

6.             LIMITATION OF LIABILITY. IN NO EVENT WILL ASP OR 2AP BE LIABLE TO YOU OR ANY THIRD PARTY FOR ANY DIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS, LOSS OF GOODWILL OR BUSINESS REPUTATION, BUSINESS INTERRUPTION, LOSS OF DATA, LOSS OF BUSINESS INFORMATION AND DAMAGES THAT RESULT FROM INCONVENIENCE, DELAY OR LOSS OF THE USE OF AI SERVICE), EVEN IF ASP OR 2AP HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES. IN ANY EVENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER FOR BREACH OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, YOUR EXCLUSIVE REMEDY FOR CLAIMS (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, FOR ANY CAUSE WHATSOEVER, INCLUDING BUT NOT LIMITED TO ANY FAILURE OR DISRUPTION OF AI SERVICE PROVIDED HEREUNDER, IS LIMITED TO PAYMENT OF DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED $25.00.

7.            Assignment. You may not assign or transfer any right or obligation under this Addendum without the written consent of 2AP.

8.             Force Majeure. Neither ASP or 2AP shall be liable for any loss resulting from a cause over which such entity does not have direct control, including but not limited to, failure of electronic or mechanical equipment or communication lines, Internet slowdowns or failures, telephone or other interconnect problems, unauthorized access, theft, operator errors, severe weather, earthquakes, floods, acts of war, and strikes or other labor problems.

9.             Incorporation of Terms of Agreement. All terms of the Agreement, except those inconsistent with the terms of this Addendum are incorporated and included as part of this Addendum. All capitalized terms not defined in this Addendum shall have the meaning set forth in the Agreement.

10.           General. You acknowledge that in providing you with the AI Service ASP and 2AP have relied upon your assent to be bound by the terms of this Agreement. Subject to ASP’s and 2AP’s right to change applicable pricing and AI Service terms by posting such changes on their Web sites, this Agreement and any license or other restrictions provided with the Information constitute the entire agreement between the parties and supersedes all prior or simultaneous representations, negotiations, and agreements, whether written or oral, and all industry customs or trade practices. Neither party has entered into this Agreement by reason of or in reliance on any representations which are not fully stated in this Agreement. If any provision of this Agreement is invalid or unenforceable under applicable laws, it is, to that extent, deemed omitted and the remaining provisions will continue in full force and effect. Any dispute, controversy or claim arising under, out of, in connection with or in relation to this Agreement, or the breach, termination, validity or enforceability of any provision hereof (a “Dispute”), if not resolved informally through negotiation between the parties, will be submitted to a binding arbitration by a single arbitrator conducted in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association then applicable. Any negotiation or arbitration pursuant to this Section will take place in the state in which the ASP’s principal place of business is located. These terms and conditions related to the AI Services shall be governed by the law of the state in which the ASP’s principal place of business is located. The award of the arbitrator shall be final, binding, and convertible to a court judgment in any appropriate jurisdiction. Notwithstanding the foregoing, this Section shall not preclude either party from seeking temporary, provisional, or injunctive relief from any court. In any action/arbitration brought under this Agreement, the prevailing party shall be entitled to recover its actual costs and attorneys’ fees and all other litigation costs, including expert witness fees, and all actual attorneys’ fees and costs incurred in connection with the enforcement of a judgment arising from any action or proceeding.

11.           Survival. The terms and conditions of Sections 1 through 10, above, shall survive any expiration or termination of this Agreement.

2AP MOBILE PROCESSING TERMS AND CONDITIONS

These Mobile Processing terms and conditions are between you and 2AP, and not Bank, and govern your use of the Mobile Service, defined below. Contact Customer Service for the Mobile Processing Service Provider (“MSP”) availability in your market area. Rates and Mobile Service are subject to change by the MSP. Any such changes may be posted on MSP’s web site.

IMPORTANT: READ THIS AGREEMENT BEFORE USING THE MOBILE SERVICE PROVIDED BY MSP. YOUR USE OF THE MOBILE SERVICE, OR SIGNED ACKNOWLEDGEMENT, WILL INDICATE YOUR ACCEPTANCE OF ALL OF THE FOLLOWING TERMS. If this Agreement is unacceptable to you, do not use the Mobile Service. MSP is willing to provide the Mobile Service only if you agree to be bound by the following terms:

1.             Mobile Services and Information.

1.1        2AP, through MSP, will provide you with the ability to process credit and debit card transactions using a mobile device virtual terminal ( the “Mobile Service”) in accordance with the terms and conditions of this Addendum and the Merchant Processing Agreement (the “Agreement”), by and between 2AP and you.

1.2        2AP will, or will cause MSP to, make available training tools and videos as generally available on 2AP’s or MSP’s web site.

1.3        You will identify the mobile device(s) to be used in connection with the Mobile Services and will not change any cell phone used without notice to 2AP. 2AP is not responsible for providing the Mobile Services if you change the mobile device(s) used to a mobile device(s) that is not compatible with the Mobile Services.

1.4        You will be required to agree to MSP’s terms and conditions before the Mobile Services are available for use.

1.5        Although MSP uses commercially reasonable efforts to provide for the secure transmission of information through the Mobile Services, confidential use of the Mobile Services by you cannot be guaranteed by MSP, 2AP or the Disseminating Parties. Neither MSP nor 2AP is responsible for any harm that you or any person may suffer as a result of a breach of confidentiality in respect to your use of the Mobile Services. Subject to these terms and conditions, MSP will provide you with Mobile Services that enable the transport and reporting of certain data over certain wireless and other carrier networks to and from various credit and debit card payment processors. The Mobile Services may include network connectivity via providers to the MSP application architecture including access to a variety of external payment processors that MSP arranges from time to time. Since the Mobile Services integrate third-party vendors as an essential part of the Mobile Services, availability may vary due to events beyond the control of MSP and 2AP, including but not limited to, routine maintenance and outages by telecommunications carriers and payment processors. You shall be solely responsible for obtaining, installing, supporting, and maintaining hardware, handheld devices and related hardware required to access and use the Mobile Services. MSP may suspend the Mobile Services to you to: (i) prevent damages to, or degradation of, its network integrity which may be caused by you, 2AP or their respective employees or agents; (ii) comply with any law, regulation, court order, or other governmental request order which requires immediate action; or (iii) otherwise protect MSP in its good faith judgment from potential legal liability. MSP may also suspend Mobile Services in the event fees hereunder are not paid when due. To the extent commercially reasonable, MSP shall give notice to you before suspending or terminating the Mobile Services. In the event of a suspension, MSP shall promptly restore the Mobile Services after the event giving rise to the suspension has been resolved. MSP reserves the right in its discretion and without notice to make changes to the Mobile Services and to terminate the your access to, and use of, the Mobile Services to permit other customers to use the radio frequency, or frequencies, on which the Mobile Services are being provided. You acknowledge that the Mobile Services are subject to transmission limitations caused by conditions such as your operating characteristics, selected hardware, atmospheric, weather, topographical, operating characteristics of mobile terminal devices, and other like conditions. Additionally, Mobile Services may be suspended, refused, limited or curtailed due to governmental regulations or orders, system capacity limitations, limitations imposed by an underlying carrier, or because of hardware or software modifications, upgrades, repairs or reallocations or other similar activities necessary or proper for the operation or improvement of MSP’s facilities and the Mobile Services.

1.6        MSP or 2AP may, at any time, make such alterations to the Mobile Services or discontinue support for specific mobile devices, as MSP or 2AP, in its sole discretion, deems appropriate. Provided, however, MSP or 2AP will provide you at least fifteen (15) days written notice of any material change to the Mobile Services provided.

2.	Pricing and Payment

1.7        You shall make payment to 2AP for all Mobile Services in accordance with the pricing set forth in the Agreement.

1.8        Prices do not include federal, state, or local taxes, shipping, fees, duties, or licenses. You agree to pay to 2AP all applicable taxes, fees, duties, and licenses and such amounts will be added to the amount due to 2AP from you pursuant to Section 2.1.

2.         DISCLAIMER. YOU ASSUME TOTAL RISK AND RESPONSIBILITY FOR YOUR USE OF THE MOBILE SERVICE AND INFORMATION. NEITHER MSP, 2AP NOR ANY DISSEMINATING PARTY WILL BE LIABLE IN ANY WAY TO YOU OR ANY THIRD PARTY FOR (A) ANY INACCURACY, ERROR OR DELAY IN, OR OMISSION OF

(I) ANY INFORMATION OR (II) THE TRANSMISSION OR DELIVERY OF ANY SUCH INFORMATION, OR (B) ANY LOSS OR DAMAGE ARISING FROM OR OCCASIONED BY

(I) ANY SUCH INACCURACY, ERROR, DELAY OR OMISSION, (II) NON-PERFORMANCE, OR (III) INTERRUPTION IN ANY SUCH INFORMATION FOR ANY REASON, INCLUDING BUT NOT LIMITED TO ANY NEGLIGENT ACT OR OMISSION BY MSP, 2AP OR ANY DISSEMINATING PARTY. THE MOBILE SERVICES, INCLUDING THE SOFTWARE, AND INFORMATION ARE PROVIDED “AS IS,” WITH ALL FAULTS, AND WITHOUT WARRANTY OF ANY KIND. MSP, 2AP AND THE DISSEMINATING PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, QUIET ENJOYMENT, QUALITY OF INFORMATION, TITLE/NON-INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE. MSP AND 2AP MAKE NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED WITH REGARD TO ANY, HARDWARE, PRODUCTS, SOFTWARE, OR PROGRAMMING OBTAINED BY YOU FROM THIRD PARTIES (COLLECTIVELY, THE “THIRD PARTY ITEMS”) AND EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, QUIET ENJOYMENT, QUALITY OF INFORMATION, TITLE/NON- INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE RELATED TO SUCH THIRD PARTY ITEMS.

3.         Intellectual Property (IP) Rights and Trademarks. All IP Rights evidenced by or embodied in and/or attached/connected/related to the Mobile Services (including the code and documentation) and 2AP’s or its MSP’s trademarks shall be owned solely by 2AP or the subcontractor, as applicable. You acknowledge that except as expressly provided hereunder in connection with the use of the Mobile Services, 2AP does not convey any IP Rights to you hereunder.

4.	Term and Termination.

4.1        Either Party shall have the right to terminate the Mobile Services in the event of a material and continuing breach by the other Party of its obligations hereunder. The non-breaching Party shall send a written notice of termination identifying the breach upon which termination is based, and the notice shall become effective thirty (30) days after delivery thereof to the breaching Party (the “Notice Period”) unless the breaching Party shall have cured or commenced to cure the breach during the Notice Period.

4.2        2AP may terminate the Mobile Services immediately if one or more MSPs providing all or part of the Mobile Services to you cease to provide such Mobile Services to 2AP for any reason.

4.3        2AP or MSP shall have the right to furnish notice of termination of the Mobile Services in the event you engage in any conduct or practice which, in the reasonable judgment of 2AP or MSP, is detrimental or harmful to the good name, goodwill or reputation of 2AP or MSP, including but not limited to your failure to comply with your obligations under these terms and conditions and/or the Agreement.

4.4        Upon termination for any reason the Mobile Services may be disabled by 2AP or MSP.

5.	LIMITATION OF LIABILITY.

5.1        UNDER NO CIRCUMSTANCES SHALL 2AP BE LIABLE TO YOU FOR ANY CLAIM FOR (I) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, (II) COMPENSATION FOR LOSS OF PROFITS, ANTICIPATED REVENUE, SAVINGS OR GOODWILL, OR OTHER ECONOMIC LOSS, (III) EXEMPLARY, AGGRAVATED OR PUNITIVE DAMAGES HOWSOEVER INCURRED, (IV) CONTRIBUTION OR SET- OFF IN RESPECT OF ANY CLAIMS AGAINST YOU, (V) ANY DAMAGES WHATSOEVER RELATING TO THIRD PARTY PRODUCTS OR MOBILE SERVICES OR YOUR MATERIALS, OR (VI) ANY DAMAGES WHATSOEVER RELATING TO INTERRUPTION, DELAYS, ERRORS OR OMISSIONS, IN EACH CASE UNDER ANY THEORY OF LAW OR EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS ADDENDUM OR THE MOBILE SERVICES OR ANY MOBILE SERVICES PROVIDED BY 2AP OR ITS SUBCONTRACTORS IN RELATION TO THE MOBILE SERVICES (FOR GREATER CERTAINTY, INCLUDING IN RELATION TO ANY SUPPORT, TRAINING OR MAINTENANCE OR ANY ENHANCEMENTS, UPGRADES, FIXES, OR REPLACEMENTS TO THE SOFTWARE OR HARDWARE ASSOCIATED WITH THE MOBILE SERVICES), EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

5.2        2AP’S AND ITS MSP’S LIABILITY TO YOU FOR ANY AND ALL DIRECT, COMPENSATORY LOSS OR DAMAGES, UNDER ANY THEORY OF LAW OR EQUITY, WHETHER FOR BREACH OF CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR IN ANY WAY RELATED TO THIS ADDENDUM OR THE INTENDED FULFILLMENT OF ANY OF ITS OBLIGATIONS UNDER THIS ADDENDUM OR ANY MOBILE SERVICES PROVIDED BY 2AP OR ITS MSP’s IN RELATION TO THE MOBILE SERVICES (FOR GREATER CERTAINTY, INCLUDING IN RELATION TO ANY SUPPORT, TRAINING OR MAINTENANCE OR ANY ENHANCEMENTS, UPGRADES, FIXES, OR REPLACEMENTS TO THE MOBILE SERVICES SOFTWARE OR HARDWARE), SHALL BE STRICTLY LIMITED TO THE AGGREGATE OF ANY FEES OR PURCHASE PRICE OR OTHER AMOUNTS PAID BY YOU TO 2AP FOR THE PRIOR 4 MONTHS UNDER THIS ADDENDUM FOR THE MOBILE SERVICES THAT CAUSED SUCH LOSS OR DAMAGES.

6.            Assignment. You may not assign or transfer any right or obligation under this Addendum without the written consent of 2AP.

7.             Force Majeure. 2AP shall be excused from delays in performing or from its failure to perform hereunder to the extent that such delays or failures result from a natural calamity, act of government, or similar cause beyond the control of 2AP, provided that, in order to be excused from delay or failure to perform, 2AP must act diligently to remedy the effect of such delay or failure.

8.             Incorporation of Terms of Agreement. All terms of the Agreement, except those inconsistent with the terms of this Addendum are incorporated and included as part of this Addendum. All capitalized terms not defined in this Addendum shall have the meaning set forth in the Agreement.

9.             Survival. The Parties' rights and obligations under Sections 2, 3, 4, 5, 6, 7, 8, and 9 shall survive expiration or termination of this Addendum for any reason.

GATEWAY TERMS AND CONDITIONS

These Gateway terms and conditions are between you and 2AP, and not Bank, and govern your use of the Gateway Services, defined below. Rates and Gateway Service are subject to change by the Gateway Service Provider, who may or may not be 2AP (“GSP”). Any such changes shall be posted on GSP’s web site.

IMPORTANT: READ THIS AGREEMENT BEFORE USING THE GATEWAY SERVICE PROVIDED BY GSP. YOUR USE OF THE GATEWAY SERVICE, OR SIGNED ACKNOWLEDGEMENT, WILL INDICATE YOUR ACCEPTANCE OF ALL OF THE FOLLOWING TERMS. If this Agreement is unacceptable to you, do not use the Gateway Service. GSP is willing to provide the Gateway Service only if you agree to be bound by the following terms:

1.	Gateway Services and Information.

1.1        2AP, through GSP, will provide you with the ability to process credit and debit card transactions using GSP’s payment processing and gateway services (“Gateway Services”) in accordance with these terms and conditions and the Merchant Processing Agreement (the “Agreement”), by and between 2AP and you.

1.2        2AP will, or will cause GSP to, make available training tools and videos as generally available on 2AP’s or GSP’s web site.

1.3        You will identify the hardware and software to be used in connection with the Gateway Services and will not change any hardware or software used without notice to 2AP. 2AP is not responsible for providing the Gateway Services if you change the hardware or software used to hardware or software that is not compatible with the Gateway Services.

1.4        You will be required to agree to GSP terms and conditions before the Gateway Services are available for use.

1.5        Although GSP uses commercially reasonable efforts to provide for the secure transmission of information through the Gateway Services, confidential use of the Gateway Services by you cannot be guaranteed by GSP, 2AP or the Disseminating Parties. Neither GSP nor 2AP is responsible for any harm that you or any person may suffer as a result of a breach of confidentiality in respect to your use of the Gateway Services. Subject to these terms and conditions, GSP will provide you with Gateway Services that enable the transport and reporting of certain data over certain networks to and from various credit and debit card payment processors. The Gateway Services may include network connectivity via providers to the GSP application architecture including access to a variety of external payment processors that GSP arranges from time to time. Since the Gateway Services integrate third-party vendors as an essential part of the Gateway Services, availability may vary due to events beyond the control of GSP and 2AP, including but not limited to, routine maintenance and outages by telecommunications carriers and payment processors. You shall be solely responsible for obtaining, installing, supporting, and maintaining hardware, handheld devices and related hardware required to access and use the Gateway Services. GSP may suspend the Gateway Services to you to: (i) prevent damages to, or degradation of, its network integrity which may be caused by you, 2AP or their respective employees or agents; (ii) comply with any law, regulation, court order, or other governmental request order which requires immediate action; or (iii) otherwise protect GSP in its good faith judgment from potential legal liability. GSP may also suspend Gateway Services in the event fees hereunder are not paid when due. To the extent commercially reasonable, GSP shall give notice to you before suspending or terminating the Gateway Services. In the event of a suspension, GSP shall promptly restore the Gateway Services after the event giving rise to the suspension has been resolved. GSP reserves the right in its discretion and without notice to make changes to the Gateway Services and to terminate your access to, and use of, the Gateway Services to permit other customers to use the radio frequency, or frequencies, on which the Gateway Services are being provided. You acknowledge that the Gateway Services are subject to transmission limitations caused by conditions such as your operating characteristics, selected hardware, atmospheric, weather, topographical, operating characteristics of mobile terminal devices, and other like conditions. Additionally, Gateway Services may be suspended, refused, limited or curtailed due to governmental regulations or orders, system capacity limitations, limitations imposed by an underlying carrier, or because of hardware or software modifications, upgrades, repairs or reallocations or other similar activities necessary or proper for the operation or improvement of GSP’s facilities and the Gateway Services.

1.6        2AP or GSP may, at any time, make such alterations to the Gateway Services or discontinue support for specific hardware or software, as 2AP or GSP, in its sole discretion, deems appropriate. Provided, however, 2AP or GSP will provide you at least fifteen (15) days written notice of any material change to the Gateway Services provided.

2.	Pricing and Payment

2.1        You shall make payment to 2AP for all Gateway Services in accordance with the pricing set forth in the Agreement.

2.2        Prices do not include federal, state, or local taxes, shipping, fees, duties, or licenses. You agree to pay to 2AP 2AP all applicable taxes, fees, duties, and licenses and such amounts will be added to the amount due to 2AP from you pursuant to Section 2.1.

3.          DISCLAIMER. YOU ASSUME TOTAL RISK AND RESPONSIBILITY FOR YOUR USE OF THE GATEWAY SERVICE AND INFORMATION. NEITHER GSP, 2AP NOR ANY DISSEMINATING PARTY WILL BE LIABLE IN ANY WAY TO YOU OR ANY THIRD PARTY FOR (A) ANY INACCURACY, ERROR OR DELAY IN, OR OMISSION OF

(I) ANY INFORMATION OR (II) THE TRANSMISSION OR DELIVERY OF ANY SUCH INFORMATION, OR (B) ANY LOSS OR DAMAGE ARISING FROM OR OCCASIONED BY

(I) ANY SUCH INACCURACY, ERROR, DELAY OR OMISSION, (II) NON-PERFORMANCE, OR (III) INTERRUPTION IN ANY SUCH INFORMATION FOR ANY REASON, INCLUDING BUT NOT LIMITED TO ANY NEGLIGENT ACT OR OMISSION BY GSP, 2AP OR ANY DISSEMINATING PARTY. THE GATEWAY SERVICES, INCLUDING THE SOFTWARE, AND INFORMATION ARE PROVIDED “AS IS,” WITH ALL FAULTS, AND WITHOUT WARRANTY OF ANY KIND. GSP, 2AP AND THE DISSEMINATING PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, QUIET ENJOYMENT, QUALITY OF INFORMATION, TITLE/NON-INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE. GSP AND 2AP MAKE NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED WITH REGARD TO ANY HARDWARE, PRODUCTS, SOFTWARE, OR PROGRAMMING OBTAINED BY YOU FROM THIRD PARTIES (COLLECTIVELY, THE “THIRD PARTY ITEMS”) AND EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, QUIET ENJOYMENT, QUALITY OF INFORMATION, TITLE/NON- INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE RELATED TO SUCH THIRD PARTY ITEMS.

4.             Intellectual Property (IP) Rights and Trademarks. All IP Rights evidenced by or embodied in and/or attached/connected/related to the Gateway Services (including the code and documentation) and 2AP’s or its GSP’s trademarks shall be owned solely by 2AP or the subcontractor, as applicable. You acknowledge that except as expressly provided hereunder in connection with the use of the Gateway Services, 2AP does not convey any IP Rights to you hereunder.

5.	Term and Termination.

5.1        Either Party shall have the right to terminate the Gateway Services in the event of a material and continuing breach by the other Party of its obligations hereunder. The non-breaching Party shall send a written notice of termination identifying the breach upon which termination is based, and the notice shall become effective thirty (30) days after delivery thereof to the breaching Party (the “Notice Period”) unless the breaching Party shall have cured or commenced to cure the breach during the Notice Period.

5.2        2AP may terminate the Gateway Services immediately if one or more GSPs providing all or part of the Gateway Services to you cease to provide such Gateway Services to 2AP for any reason.

5.3        2AP or GSP shall have the right to furnish notice of termination of the Gateway Services in the event you engage in any conduct or practice which, in the reasonable judgment of 2AP or GSP, is detrimental or harmful to the good name, goodwill or reputation of 2AP or GSP, including but not limited to your failure to comply with your obligations under these terms and conditions and/or the Agreement.

5.4        Upon termination for any reason the Gateway Services may be disabled by 2AP or GSP.

6.	LIMITATION OF LIABILITY.

6.1        UNDER NO CIRCUMSTANCES SHALL 2AP BE LIABLE TO YOU FOR ANY CLAIM FOR (I) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, (II) COMPENSATION FOR LOSS OF PROFITS, ANTICIPATED REVENUE, SAVINGS OR GOODWILL, OR OTHER ECONOMIC LOSS, (III) EXEMPLARY, AGGRAVATED OR PUNITIVE DAMAGES HOWSOEVER INCURRED, (IV) CONTRIBUTION OR SET- OFF IN RESPECT OF ANY CLAIMS AGAINST YOU, (V) ANY DAMAGES WHATSOEVER RELATING TO THIRD PARTY PRODUCTS OR GATEWAY SERVICES OR YOUR MATERIALS, OR (VI) ANY DAMAGES WHATSOEVER RELATING TO INTERRUPTION, DELAYS, ERRORS OR OMISSIONS, IN EACH CASE UNDER ANY THEORY OF LAW OR EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS ADDENDUM OR THE GATEWAY SERVICES OR ANY GATEWAY SERVICES PROVIDED BY 2AP OR ITS SUBCONTRACTORS IN RELATION TO THE GATEWAY SERVICES (FOR GREATER CERTAINTY, INCLUDING IN RELATION TO ANY SUPPORT, TRAINING OR MAINTENANCE OR ANY ENHANCEMENTS, UPGRADES, FIXES, OR REPLACEMENTS TO THE SOFTWARE OR HARDWARE ASSOCIATED WITH THE GATEWAY SERVICES), EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

6.2        2AP’S AND ITS GSP’S LIABILITY TO YOU FOR ANY AND ALL DIRECT, COMPENSATORY LOSS OR DAMAGES, UNDER ANY THEORY OF LAW OR EQUITY, WHETHER FOR BREACH OF CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR IN ANY WAY RELATED TO THIS ADDENDUM OR THE INTENDED FULFILLMENT OF ANY OF ITS OBLIGATIONS UNDER THIS ADDENDUM OR ANY GATEWAY SERVICES PROVIDED BY 2AP OR ITS GSPS IN RELATION TO THE GATEWAY SERVICES (FOR GREATER CERTAINTY, INCLUDING IN RELATION TO ANY SUPPORT, TRAINING OR MAINTENANCE OR ANY ENHANCEMENTS, UPGRADES, FIXES, OR REPLACEMENTS TO THE GATEWAY SERVICES SOFTWARE OR HARDWARE), SHALL BE STRICTLY LIMITED TO THE AGGREGATE OF ANY FEES OR PURCHASE PRICE OR OTHER AMOUNTS PAID BY YOU TO 2AP FOR THE PRIOR 4 MONTHS UNDER THIS ADDENDUM FOR THE GATEWAY SERVICES THAT CAUSED SUCH LOSS OR DAMAGES.

7.         Assignment. You may not assign or transfer any right or obligation under this Addendum without the written consent of 2AP.

8.          Force Majeure. 2AP shall be excused from delays in performing or from its failure to perform hereunder to the extent that such delays or failures result from a natural calamity, act of government, or similar cause beyond the control of 2AP, provided that, in order to be excused from delay or failure to perform, 2AP must act diligently to remedy the effect of such delay or failure.

9.          Incorporation of Terms of Agreement. All terms of the Agreement, except those inconsistent with the terms of this Addendum are incorporated and included as part of this Addendum. All capitalized terms not defined in this Addendum shall have the meaning set forth in the Agreement.

10.        Survival. The Parties' rights and obligations under Sections 2, 3, 4, 5, 6, 7, 8, and 9 shall survive expiration or termination of this Addendum for any reason.

FUNDING TERMS AND CONDITIONS

The funding terms and conditions contained in this Addendum are between you and 2AP, and not Bank, and govern your use of the various funding options and related software, including but not limited to Next Day Funding and Same Day Money Express (individually a “Funding Service” and collectively the “Funding Services”) provided by 2AP. Rates, fees and the Funding Services provided by 2AP are subject to change by the 2AP. Any such changes shall either be provided to you by written notification or posted on 2AP’s web site. Further, your continued participation in Next Day Funding or Same Day Money Express is subject ongoing credit approval.

IMPORTANT: READ THIS AGREEMENT BEFORE USING THE FUNDING OPTION PROVIDED BY 2AP PURSUANT TO THIS AGREEMENT. YOUR USE OF NEXT DAY FUNDING OR SAME DAY MONEY EXPRESS, OR YOUR SIGNED ACKNOWLEDGEMENT REGARDING THE SAME, WILL INDICATE YOUR ACCEPTANCE OF ALL OF THE FOLLOWING TERMS. IF THIS AGREEMENT IS UNACCEPTABLE TO YOU, DO NOT USE THE SAME DAY MONEY EXPRESS. 2AP IS WILLING TO PROVIDE THE SAME DAY MONEY EXPRESS ONLY IF YOU AGREE TO BE BOUND BY THE FOLLOWING TERMS:

1.             Next Day Funding and Same Day Money Express. 2AP agrees that for Visa, Mastercard and Amex OptBlue Card transaction submitted in accordance with the requirements of the Agreement before (a) before 7:00 PM central time each day if you have elected Next Day Funding or (b) before 4:00 am central time if you have elected Same Day Money Express , 2AP will, subject to the limitation set forth in Section 1.3,

(a)	if you have elected Next Day Funding make funds due to you for Card transactions submitted on Friday, Saturday and Sunday available to you on Monday morning central time;

(b)	if you have elected Same Day Money Express make funds due to you for Card Transactions submitted on Saturday and Sunday available to you on Monday morning central time;

(c)	If you have elected Next Day Funding make funds due to you for Card Transactions submitted on Monday through Thursday available to you on the next business day; and

(d)	If you have elected Same Day Money Express make funds due to you for Card Transactions submitted on Monday through Friday available to you on the same business day

For any batches submitted on Holidays or on a day on which the Federal Reserve is closed, the funds for Visa, Mastercard and Amex OptBlue Card transactions will be made available to you on the next business day following the Holiday or the date on which the Federal Reserve is closed.

2.             Posting of ACH Receipts. 2AP cannot guarantee that your bank will post ACH receipts the next morning, even though those funds were forwarded to your bank by 2AP on a timely basis.

3.             Failure to Timely Fund. In the event that any unforeseen circumstance prevents 2AP from making the funds available in accordance with the provisions of Section 1 above, such funds will then be made available in accordance with 2AP’s Standard Funding schedule.

4.             Limitation of Liability. IN THE EVENT THAT 2AP FAILS TO FUND IN ACCORDANCE WITH SECTION 1 AND 3 ABOVE, YOUR SOLE AND EXCLUSIVE REMEDY SHALL BE LIMITED TO REDCUTION OF THE MONTHLY FEE FOR THE NEXT DAY FUNDING OR SAME DAY MONEY EXPRESS PROGRAM, AS APPLICABLE, PAID BY YOU FOR THE MONTH IN WHICH 2AP FAILED TO SATISFY 2AP’S FUNDING OBLIGATION UNDER SECTIONS 1 AND 2. SUCH REDUCTION SHALL BE EQUAL TO THE NUMBER OF DAYS ON WHICH 2AP DID NOT MEET ITS FUNDING OBLIGATION DIVIDED BY THE NUMBER OF DAYS IN THE APPLICABLE MONTH.

5.             DISCLAIMER. YOU ASSUME TOTAL RISK AND RESPONSIBILITY FOR YOUR USE OF THE FUNDING SERVICES. EXCEPT AS EXPRESLY SET FORTH IN THESE FUNDING TERMS AND CONDITIONS 2AP WILL NOT BE LIABLE IN ANY WAY TO YOU OR ANY THIRD PARTY FOR (A) ANY INACCURACY, ERROR OR DELAY IN, OR OMISSION OF (I) ANY INFORMATION OR FUNDS OR (II) THE TRANSMISSION OR DELIVERY OF ANY SUCH FUNDS, OR (B) ANY LOSS OR DAMAGE ARISING FROM OR OCCASIONED BY (I) ANY SUCH INACCURACY, ERROR, DELAY OR OMISSION, (II) NON-PERFORMANCE, OR (III) INTERRUPTION IN ANY SUCH INFORMATION FOR ANY REASON, INCLUDING BUT NOT LIMITED TO ANY NEGLIGENT ACT OR OMISSION BY 2AP. THE NEXT DAY FUNDING AND SAME DAY MONEY EXPRESS ARE PROVIDED “AS IS,” WITH ALL FAULTS, AND WITHOUT WARRANTY OF ANY KIND. 2AP EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, QUIET ENJOYMENT, QUALITY OF INFORMATION, TITLE/NON-INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE. 2AP MAKES NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED WITH REGARD TO ANY HARDWARE, PRODUCTS, SOFTWARE, OR PROGRAMMING OBTAINED BY YOU FROM THIRD PARTIES (COLLECTIVELY, THE “THIRD PARTY ITEMS”) AND EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, QUIET ENJOYMENT, QUALITY OF INFORMATION, TITLE/NON- INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE RELATED TO SUCH THIRD PARTY ITEMS.

6.             Fee for Next Day Funding or Same Day Money Express. You agree to pay the fee for Next Day Funding or Same Money Express set forth in this Agreement. 2AP may change the fee for Next Day Funding or Same Day Money Express at any time by providing notice to you.

7.             ACH Authorization. By signing the Merchant Application and electing to receive Next Day Funding or Same Day Money Express you authorize 2AP to collect the aforementioned fee by electronically debiting the Merchant Account using the ACH System.

8.             Termination. 2AP, in its sole discretion, reserves the right to terminate your participation in the Overnight Money Express™ program at any time.

9.             Force Majeure. 2AP shall not be liable for any loss resulting from a cause over which 2AP does not have direct control, including but not limited to, failure of electronic or mechanical equipment or communication lines, Internet slowdowns or failures, telephone or other interconnect problems, unauthorized access, theft, operator errors, severe weather, earthquakes, floods, acts of war, and strikes or other labor problems.

10.           Incorporation of Terms of Agreement. All terms of the Agreement, except those inconsistent with the terms of this Addendum are incorporated and included as part of this Addendum. All capitalized terms not defined in this Addendum shall have the meaning set forth in the Agreement.

11.           General. This Addendum and the Agreement constitute the entire agreement between the parties and supersedes all prior or simultaneous representations, negotiations, and agreements, whether written or oral, and all industry customs or trade practices. Neither party has entered into this Agreement by reason of or in reliance on any representations which are not fully stated in this Agreement. If any provision of this Agreement is invalid or unenforceable under applicable laws, it is, to that extent, deemed omitted and the remaining provisions will continue in full force and effect. Any dispute, controversy or claim arising under, out of, in connection with or in relation to this Agreement, or the breach, termination, validity or enforceability of any provision hereof (a “Dispute”), if not resolved informally through negotiation between the parties, will be submitted to a binding arbitration in accordance with the terms of the Agreement. Notwithstanding the foregoing, this Section shall not preclude either party from seeking temporary, provisional, or injunctive relief from any court. In any action/arbitration brought under this Agreement, the prevailing party shall be entitled to recover its actual costs and attorneys’ fees and all other litigation costs, including expert witness fees, and all actual attorneys’ fees and costs incurred in connection with the enforcement of a judgment arising from any action or proceeding.

12.          Survival. The terms and conditions of Sections 1 through 10, above, shall survive any expiration or termination of this Agreement.

WIRELESS SERVICES TERMS AND CONDITIONS

These Wireless Services terms and conditions are between you and 2AP, and not Bank, and govern your use of the Wireless Services (the “Wireless Services”). Contact Customer Service for the Wireless Service Provider (“2AP”) availability in your market area. Rates and Wireless Service are subject to change by the 2AP. Any such changes shall be posted on 2AP’s web site.

IMPORTANT: READ THIS AGREEMENT BEFORE USING THE WIRELESS SERVICE PROVIDED BY WSP. YOUR USE OF THE WIRELESS SERVICE, OR SIGNED ACKNOWLEDGEMENT, WILL INDICATE YOUR ACCEPTANCE OF ALL OF THE FOLLOWING TERMS. If this Agreement is unacceptable to you, do not use the Wireless Service. 2AP is willing to provide the Wireless Service only if you agree to be bound by the following terms:

1.            Wireless Services and Information.

1.1        Neither 2AP nor 2AP is responsible for the accuracy or completeness of information sent or received by you through the Wireless Service. In certain instances, 2AP may make available through the Wireless Service certain information, data, or messages (collectively referred to as “Information”) independently obtained by 2AP from various sources, their affiliates, and others (collectively referred to as “Information Providers”). Such Information may be the subject of additional terms and conditions of the Information Providers. Your use of and access to the Information shall constitute your acceptance of those terms and conditions. If you do not agree to the additional terms and conditions, do not use and access the Information. The accuracy, completeness, timeliness, or correct sequencing of the Information is not guaranteed by 2AP, the Information Providers, or any parties processing Information or payments (the foregoing parties are collectively referred to as the “Disseminating Parties”).

1.2        Although 2AP uses commercially reasonable efforts to provide for the secure transmission of information through the Wireless Service, confidential use of the Wireless Service by you cannot be guaranteed by 2AP, 2AP or the Disseminating Parties. Neither 2AP nor 2AP is responsible for any harm that you or any person may suffer as a result of a breach of confidentiality in respect to your use of the Wireless Service. Subject to these terms and conditions, WSP will provide you with Wireless Services that enable the transport and reporting of certain data over certain wireless and other carrier networks to and from various credit and debit card payment processors. The Wireless Services may include network connectivity via Velocita Wireless, Cingular Wireless, AT&T Wireless and other providers to the WSP application architecture including access to a variety of external payment processors that WSP arranges from time to time. Since the Wireless Services integrate third-party vendors as an essential part of the Wireless Services, availability may vary due to events beyond the control of 2AP and 2AP including but not limited to routine maintenance and outages by telecommunications carriers and payment processors. You shall be solely responsible for obtaining, installing, supporting, and maintaining the handheld devices and related hardware required to access and use the Wireless Services. 2AP may suspend the Wireless Services to you to: (i) prevent damages to, or degradation of, its network integrity which may be caused by you, 2AP or their respective employees or agents; (ii) comply with any law, regulation, court order, or other governmental request order which requires immediate action; or (iii) otherwise protect WSP in its good faith judgment from potential legal liability. WSP may also suspend Wireless Services in the event fees hereunder are not paid when due. To the extent commercially reasonable, WSP shall give notice to you before suspending or terminating the Wireless Services. In the event of a suspension, WSP shall restore the Wireless Services promptly after the event giving rise to the suspension has been resolved.

1.3        YOU HAVE NO CONTRACTUAL RELATIONSHIP WITH THE UNDERLYING WIRELESS AND/OR TELECOMMUNICATIONS SERVICE CARRIER(S) AND YOU ARE NOT A THIRD PARTY BENEFICIARY OF ANY AGREEMENT BETWEEN 2AP, 2AP AND THE UNDERLYING WIRELESS AND/OR TELECOMMUNICATIONS SERVICE CARRIER(S). YOU UNDERSTAND AND AGREE THAT THE UNDERLYING WIRELESS AND/OR TELECOMMUNICATIONS SERVICE CARRIER(S) SHALL HAVE NO LEGAL, EQUITABLE, OR OTHER LIABILITY OF ANY KIND TO YOU.

1.4        YOU SHALL INDEMNIFY AND HOLD HARMLESS 2AP, 2AP AND THE UNDERLYING WIRELESS, AND/OR TELECOMMUNICATIONS SERVICE CARRIER(S) AND THEIR OFFICERS, EMPLOYEES, AND AGENTS AGAINST ANY AND ALL CLAIMS, INCLUDING WITHOUT LIMITATION CLAIMS FOR LIBEL, SLANDER, OR ANY PROPERTY DAMAGE, PERSONAL INJURY OR DEATH, ARISING IN ANY WAY, DIRECTLY OR INDIRECTLY, IN CONNECTION WITH THIS AGREEMENT OR THE USE, FAILURE TO USE, OR INABILITY TO USE THE WIRELESS SERVICE AND/OR NUMBER AND/OR THE NEGLIGENCE OF ASP, 2AP AND THE UNDERLYING WIRELESS, AND/OR TELECOMMUNICATIONS SERVICE CARRIER(S) AND THEIR OFFICERS, EMPLOYEES, AND AGENTS EXCEPT WHERE THE CLAIMS RESULT FROM 2AP’S, 2AP’S OR THE UNDERLYING WIRELESS AND/OR TELECOMMUNICATIONS SERVICE CARRIER’S WILLFUL MISCONDUCT. THIS INDEMNITY SHALL SURVIVE THE TERMINATION OF THE AGREEMENT.

1.5        YOU HAVE NO PROPERTY RIGHT IN ANY NUMBER ASSIGNED TO IT, AND UNDERSTAND THAT ANY SUCH NUMBER CAN BE CHANGED FROM TIME TO TIME.

1.6        YOU UNDERSTAND THAT 2AP, 2AP AND THE UNDERLYING WIRELESS AND/OR TELECOMMUNICATIONS SERVICE CARRIER(S) CANNOT GUARANTY THE SECURITY OF WIRELESS OR OTHER TELECOMMUNICATIONS TRANSMISSIONS, AND WILL NOT BE LIABLE FOR ANY LACK OF SECURITY RELATING TO THE USE OF THE WIRELESS SERVICES.

1.7        You agree not to reproduce, re-transmit, disseminate, sell, distribute, publish, broadcast, circulate or commercially exploit the Information in any manner without the express written consent of WSP and the relevant Information Provider(s). You agree to immediately notify 2AP and 2AP if you become aware of any of the following: (a) any loss or theft of your access number(s) and/or password(s) to the Wireless Service or Information, or (b) any unauthorized use of any of your access number(s) and/or password(s), or of the Wireless Service or any Information. You agree to abide by all federal, state and local laws, rules, and regulations when utilizing the Wireless Service and Information. You agree to defend, indemnify, and hold 2AP, 2AP and the Disseminating Parties harmless from and against any and all claims, losses, liabilities, costs and expenses (including but not limited to attorneys’ fees) arising from your violation of this Agreement or any third party’s rights.

1.8        You acknowledge that neither the Wireless Service nor any of the Information is intended to supply advice of any nature. Although the Wireless Service may provide Information on a number of topics, none of the Information is endorsed by 2AP, 2AP, the underlying wireless service and/or telecommunication carrier(s), or any Disseminating Party. Neither 2AP, 2AP nor the Disseminating Parties recommend any service or product offered or advertised in the Information.

2.	Pricing and Payment

2.1        You shall make payment to 2AP for all Wireless Services in accordance with the pricing set forth in the Agreement.

2.2        Prices do not include federal, state, or local taxes, shipping, fees, duties, or licenses. You agree to pay to 2AP all applicable taxes, fees, duties, and licenses and such amounts will be added to the amount due to 2AP from you pursuant to Section 2.1.

3.             DISCLAIMER. YOU ASSUME TOTAL RISK AND RESPONSIBILITY FOR YOUR USE OF THE WIRELESS SERVICE AND INFORMATION. NEITHER 2AP, 2AP NOR ANY DISSEMINATING PARTY WILL BE LIABLE IN ANY WAY TO YOU OR ANY THIRD PARTY FOR (A) ANY INACCURACY, ERROR OR DELAY IN, OR OMISSION OF (I) ANY INFORMATION OR (II) THE TRANSMISSION OR DELIVERY OF ANY SUCH INFORMATION, OR (B) ANY LOSS OR DAMAGE ARISING FROM OR OCCASIONED BY

(I) ANY SUCH INACCURACY, ERROR, DELAY OR OMISSION, (II) NON-PERFORMANCE, OR (III) INTERRUPTION IN ANY SUCH INFORMATION FOR ANY REASON, INCLUDING BUT NOT LIMITED TO ANY NEGLIGENT ACT OR OMISSION BY 2AP, 2AP OR ANY DISSEMINATING PARTY. THE WIRELESS SERVICE AND INFORMATION ARE PROVIDED “AS IS,” WITH ALL FAULTS, AND WITHOUT WARRANTY OF ANY KIND. 2AP, 2AP AND THE DISSEMINATING PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, QUIET ENJOYMENT, QUALITY OF INFORMATION, TITLE/NON- INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE. WSP AND 2AP MAKE NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED WITH REGARD TO ANY HARDWARE, PRODUCTS, SOFTWARE, OR PROGRAMMING OBTAINED BY YOU FROM THIRD PARTIES (COLLECTIVELY, THE “THIRD PARTY ITEMS”) AND EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, QUIET ENJOYMENT, QUALITY OF INFORMATION, TITLE/NON- INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE RELATED TO SUCH THIRD PARTY ITEMS.

4.             Intellectual Property (IP) Rights and Trademarks. All copyrights, patents, patent rights, trade secrets, trademarks, servicemarks, tradenames, moral rights and other intellectual property and proprietary rights in the Wireless Service and Information are and will remain the sole and exclusive property of, as applicable, WSP and its vendors/licensors and Disseminating Parties. The Wireless Service and Information contain material that is protected by United States copyright law and trade secret law, and by international treaty provisions. All rights not expressly granted to you under this Agreement are expressly reserved by 2AP and its vendors/licensors and the Disseminating Parties. You may not remove or modify any proprietary notice of 2AP and its vendors/licensors and Disseminating Parties from the Wireless Service or Information.

5.             Term and Termination. 2AP and 2AP reserve the right to terminate your access to the Wireless Service and Information or any portion of them in their sole discretion, without notice, and without limitation, for any reason whatsoever, including but not limited to the unauthorized use of your access number(s) and/or password(s), breach of this Agreement, failure to pay amounts due 2AP, 2AP and/or the Disseminating Parties, discontinuance of the Wireless Service, or loss of access to any Information from any of the Disseminating Parties. Upon termination, 2AP, 2AP and the Disseminating Parties shall have no liability to you; provided, however, that if the termination is without cause, 2AP shall refund the pro rata portion of any fee which may have been pre-paid by you for the portion of the Wireless Service not furnished to you as of the date of such termination.

6.             LIMITATION OF LIABILITY. IN NO EVENT WILL 2AP, 2AP, ANY UNDERLYING WIRELESS AND/OR TELECOMMUNICATIONS WIRELESS SERVICE CARRIER(S), OR ANY DISSEMINATING PARTY BE LIABLE TO YOU OR ANY THIRD PARTY FOR ANY DIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS, LOSS OF GOODWILL OR BUSINESS REPUTATION, BUSINESS INTERRUPTION, LOSS OF DATA, LOSS OF BUSINESS INFORMATION AND DAMAGES THAT RESULT FROM INCONVENIENCE, DELAY OR LOSS OF THE USE OF WIRELESS SERVICE), EVEN IF 2AP, 2AP, THE UNDERLYING WIRELESS AND/OR TELECOMMUNICATIONS SERVICE CARRIER(S), OR ANY DISSEMINATING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES. IN ANY EVENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER FOR BREACH OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, YOUR EXCLUSIVE REMEDY FOR CLAIMS (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, FOR ANY CAUSE WHATSOEVER, INCLUDING BUT NOT LIMITED TO ANY FAILURE OR DISRUPTION OF WIRELESS SERVICE PROVIDED HEREUNDER, IS LIMITED TO PAYMENT OF DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED $25.00.

7.            Assignment. You may not assign or transfer any right or obligation under this Addendum without the written consent of 2AP.

8.             Force Majeure. Neither 2AP, 2AP, the underlying wireless and/or telecommunications service carrier(s), nor any Disseminating Party shall be liable for any loss resulting from a cause over which such entity does not have direct control, including but not limited to, failure of electronic or mechanical equipment or communication lines, Internet slowdowns or failures, telephone or other interconnect problems, unauthorized access, theft, operator errors, severe weather, earthquakes, floods, acts of war, and strikes or other labor problems.

9.             Incorporation of Terms of Agreement. All terms of the Agreement, except those inconsistent with the terms of this Addendum are incorporated and included as part of this Addendum. All capitalized terms not defined in this Addendum shall have the meaning set forth in the Agreement.

10.           General. You acknowledge that in providing you with the Wireless Service 2AP and 2AP have relied upon your assent to be bound by the terms of this Agreement. Subject to 2AP’s and 2AP’s right to change applicable pricing and Wireless Service terms by posting such changes on their Web sites, this Agreement and any license or other restrictions provided with the Information constitute the entire agreement between the parties and supersedes all prior or simultaneous representations, negotiations, and agreements, whether written or oral, and all industry customs or trade practices. Neither party has entered into this Agreement by reason of or in reliance on any representations which are not fully stated in this Agreement. If any provision of this Agreement is invalid or unenforceable under applicable laws, it is, to that extent, deemed omitted and the remaining provisions will continue in full force and effect. Any dispute, controversy or claim arising under, out of, in connection with or in relation to this Agreement, or the breach, termination, validity or enforceability of any provision hereof (a “Dispute”), if not resolved informally through negotiation between the parties, will be submitted to a binding arbitration by a single arbitrator conducted in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association then applicable. Any negotiation or arbitration pursuant to this Section will take place in the state in which the WSP’s principal place of business is located. These terms and conditions related to the Wireless Services shall be governed by the law of the state in which the WSP’s principal place of business is located. The award of the arbitrator shall be final, binding, and convertible to a court judgment in any appropriate jurisdiction. Notwithstanding the foregoing, this Section shall not preclude either party from seeking temporary, provisional, or injunctive relief from any court. In any action/arbitration brought under this Agreement, the prevailing party shall be entitled to recover its actual costs and attorneys’ fees and all other litigation costs, including expert witness fees, and all actual attorneys’ fees and costs incurred in connection with the enforcement of a judgment arising from any action or proceeding.

11.           Survival. The terms and conditions of Sections 1 through 10, above, shall survive any expiration or termination of this Agreement.

ACCOUNT UPDATER TERMS AND CONDITIONS

These Account Updater terms and conditions are between you, 2AP, and Bank, and govern your use of the Account Updater Services. 2AP and Bank reserve the right to allocate their duties in connection with the Account Updater Service amongst themselves as they deem appropriate in their sole discretion. Rates and Service are subject to change by the 2AP. Any such changes shall be posted on 2AP’s web site.

IMPORTANT: READ THIS AGREEMENT BEFORE USING THE ACCOUNT UPDATER SERVICE. YOUR USE OF THE SERVICE, OR SIGNED ACKNOWLEDGEMENT, WILL INDICATE YOUR ACCEPTANCE OF ALL OF THE FOLLOWING TERMS. If this Agreement is unacceptable to you, do not use the Account Updater Service. 2AP is willing to provide the Account Updater Service only if you agree to be bound by the following terms:

1.            Account Updater Services. The Account Updater Service allows 2AP and Bank to access, or supply to you, the most current cardholder account information to the extent your businesses requires electronic maintenance of customer account data. Using this service 2AP and Bank will be able to obtain updated cardholder account information to support your subscription services, recurring payments, and other account on-file-functions, to the extent applicable to you. You shall only use this service for your own account and you may not submit inquiries on behalf of any other entity.

2.             Use of Data. You shall only use the data obtained from the Account Updater Services (“Updated Data”) for the purpose of updating Cardholder information in order to complete future pre-authorized Card transactions in accordance with the Rules and Operating Regulations and shall not use the Updated Data for any other purpose, including without limitation in connection with any transactions that are not Card transactions or in connection with the development of any other service or product.

3.             Validation. You shall allow 2AP or Bank to validate, which shall include without limitation auditing your books, records and business, (a) that your use of the Updated Data complies with your obligations hereunder and (b) your compliance with the Data Security Standards in connection with the Updated Data.

4.             PCI/DSS Compliance. Upon the request of 2AP or Bank you shall provide any documents requested by 2AP or Bank necessary to validate your compliance with the Data Security Standards and any annual re-validation or certification or your compliance with those standards, including without limitation providing Attestations of Compliance and Reports of Compliance prepared in connection with complying with PCI/DSS.

5.            Card Network Agreements. You shall enter into any written agreements and submit any forms required by any Card Network or requested by 2AP or Bank in connection our receipt of the Account Updater Services.

6.             Rights of 2AP and Bank. 2AP, Bank and the applicable Card Networks each reserve the right to:

a.	Control access to the Updated Data;

b.	Revoke your access to the Updated Data in the event that 2AP, Bank or the applicable Card Network determines that your use of the Updated Data violates this Agreement, any agreement you signed with the applicable Card Network, the Rules or the Operating Regulations; and

c.	Determine the content access through the Account Updater Service, including limiting or removing content without prior notice.

7.            Compliance with Rules. You agree, in connection with your use of the Account Updater Services to comply with all of the Rules and Operating Regulations applicable to those services, including, without limitation all of the applicable Data Security Standards.

8.             Indemnification. You shall, at your sole expense, indemnify, defend and hold harmless 2AP, Bank and the Card Networks and their employees, agents and affiliates from and an against all claims, suits, actions, damages, settlements, losses, liabilities, costs and expenses, including without limitation reasonable attorneys’ fees, arising out of or in connection with (a) a breach of your obligations under the Account Updater Terms and Conditions, (b) your failure to comply with the Rules, the Operating Regulations or applicable law, or (c) your, or your employees, agents or representatives, negligent or intentional misconduct in connection with the Account Updater Services or the Updated Data.

9.             LIMITATION OF LIABILITY. IN NO EVENT SHALL 2AP OR BANK BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING IN CONNECTION WITH THIS AGREEMENT AND/OR ITS SUBJECT MATTER, REGARDLESS OF THE THEORY OF LIABILITY GIVING RISE TO SUCH DAMAGES, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, AND REGARDLESS OF WHETHER SUCH PARTY WAS ADVISED OR AWARE OF THE POSWSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL 2AP’S OR BANKS LIABILITY, IN THE AGGREGATE, FOR ANY REASONA IN CONNECTION WITH THE ACCOUNT UPDATER SERVICES EXCEED AN AMOUNT EQUAL TO THE PREVIOUS FOUR (4) MONTHS OF FEES PAID BY YOU FOR THE ACCOUNT UPDATER SERVICES.

10.           DISCLAIMER. YOU ASSUME TOTAL RISK AND RESPONSIBILITY FOR YOUR USE OF THE SERVICE AND INFORMATION. NEITHER 2AP, BANK, THE CARD NETOWRKS NOR ANY OTHER DISSEMINATING PARTY WILL BE LIABLE IN ANY WAY TO YOU OR ANY THIRD PARTY FOR (A) ANY INACCURACY, ERROR OR DELAY IN, OR OMISSION OF (I) ANY DATA OR INFORMATION OR (II) THE TRANSMISSION OR DELIVERY OF ANY SUCH INFORMATION, OR (B) ANY LOSS OR DAMAGE ARISING FROM OR OCCASIONED BY (I) ANY SUCH INACCURACY, ERROR, DELAY OR OMISSION, (II) NON-PERFORMANCE, OR (III) INTERRUPTION IN ANY SUCH INFORMATION FOR ANY REASON, INCLUDING BUT NOT LIMITED TO ANY NEGLIGENT ACT OR OMISSION BY 2AP, BANK, THE CARD NETWORKS OR ANY DISSEMINATING PARTY. THE ACCOUNT UPDATER SERVICES, INCLUDING THE SOFTWARE, UPDATED DATA AND INFORMATION ARE PROVIDED “AS IS,” WITH ALL FAULTS, AND WITHOUT WARRANTY OF ANY KIND. 2AP, BANK AND THE DISSEMINATING PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO, THE ACCURACY OF THE UPDATED DATA OR INFORMATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, QUIET ENJOYMENT, QUALITY OF INFORMATION, TITLE/NON-INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE. 2AP AND BANK MAKE NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED WITH REGARD TO ANY PRODUCTS, SOFTWARE, DATA, INFORMATION OR PROGRAMMING OBTAINED BY YOU FROM THIRD PARTIES (COLLECTIVELY, THE “THIRD PARTY ITEMS”) AND EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, QUIET ENJOYMENT, QUALITY OF INFORMATION, TITLE/NON- INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE RELATED TO SUCH THIRD PARTY ITEMS.

10.          Termination. The provision of the Account Updater Services may be terminated by 2AP or Bank (a) without cause upon thirty (30) days’ notice or (b) immediately upon any breach of this Agreement by you, as expressly provided herein or in the event 2AP or Bank or no longer able to provide the Account Updater Service.

11.           Incorporation of Terms of Agreement. All terms of the Agreement, except those inconsistent with the terms of this Addendum are incorporated and included as part of this Addendum. All capitalized terms not defined in this Addendum shall have the meaning set forth in the Agreement.

11.           Survival. The terms and conditions of Sections 2 – 4, 6-9 and 11, above, shall survive any expiration or termination of this Agreement.

CONVENIENCE FEE PROGRAM

TERMS AND CONDITIONS

1.            Merchant shall, in accordance with all applicable Operating Regulations, charge a convenience fee in connection with any credit Card or signature debit Card transaction (the “Convenience Fee”). The amount of the convenience fee shall be equal to the fee set forth in Section 6 of the Merchant Processing Application (the “Service Fee”).

2.             Any credit Card or signature debit Card transaction shall result in two transactions being processed, a transaction equal to the sale amount plus any applicable taxes (the “Sale Transaction”) and a transaction equal to the Convenience Fee amount (the “Convenience Fee Transaction”). The proceeds of the Sale Transaction shall be deposited in the Merchant Account (defined below) and the proceeds of the Convenience Fee Transaction shall be deposited in an account in the name of 2AP (the “Convenience Fee Account”).

3.             The Service Fee shall be satisfied solely from the Convenience Fee Account. All amounts deposited in the Convenience Fee Account shall belong to 2AP and Merchant shall have no access to, or any ownership interest in, to amounts deposited into the Convenience Fee Account in accordance with the terms and conditions of this Agreement.

4.             2AP shall have the right by ACH debit, to deduct other amounts from the Merchant Account due under this Agreement, including without limitation the amount of any chargebacks. 2AP shall not be entitled to deduct any amounts from the Merchant Account to pay any Service Fees.

5.             Merchant agrees to cooperate with 2AP and Bank in connection with registering with any Card Network where registration is required to participate in the convenience fee program or where 2AP and/or Bank deems such registration desirable.

6.             Merchant represents and warrants that all of the transactions hereunder will fall within MCC codes 9311 (Tax), 9222 (Fine, 9211 (Court Costs) and 9399 (Miscellaneous) for government merchants and for education related merchants 8220(College Tuition), 8211 (Elementary and Second Schools), 8244 (Business) and 8249 (Trade Schools).

7.            Merchant agrees to (a) clearly and conspicuously disclose the Convenience Fee, and that it will be charged as a separate transaction, to all Cardholders prior to completing the transaction, (b) offer the Cardholder another form of payment or the opportunity to opt out of the sale, (c) accept credit and signature debit Cards as a means of payment for all channels pursuant to which payments are accepted and (d) feature the ability to pay with credit and signature debit Cards at least as prominently as other payment methods.